
                          As filed with the Securities and Exchange Commission on January 27, 2005

============================================================================================================================

                                             SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C. 20549

                                                          FORM SB-2
                                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                         ----------

           DELAWARE                             NETWORTH TECHNOLOGIES, INC.                        54-1778587
(State or Other Jurisdiction of             (Name of Registrant in Our Charter)       (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                                                                                L. JOSHUA EIKOV
            6499 NW 9TH AVENUE                                                                 6499 NW 9TH AVENUE
                 SUITE 304                                                                          SUITE 304
         FORT LAUDERDALE, FLORIDA                                                          FORT LAUDERDALE, FLORIDA
                   33309                                     4183                                   33309
(Address and telephone number of Principal        (Primary Standard Industrial        (Name, address and telephone number
 Executive Offices and Principal Place of          Classification Code Number)               of agent for service)
                 Business)

                                                         Copies to:

               Clayton E. Parker, Esq.                                                     Christopher K. Davies, Esq.
             Kirkpatrick & Lockhart LLP                                                    Kirkpatrick & Lockhart LLP
       201 S. Biscayne Boulevard, Suite 2000                                        201 S. Biscayne Boulevard, Suite 2000
                Miami, Florida 33131                                                        Miami, Florida 33131
              Telephone: (305)539-3300                                                    Telephone: (305)539-3300
              Telecopier: (305)358-7095                                                  Telecopier: (305)358-7095

         Approximate  date of commencement of proposed sale to the public:  AS SOON AS PRACTICABLE  AFTER THIS  REGISTRATION
STATEMENT BECOMES EFFECTIVE.

         If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant
to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this  Form is filed to  register  additional  securities  for an  offering  pursuant  to Rule  462(b)  under the
Securities  Act,  please check the following box and list the Securities Act  registration  statement  number of the earlier
effective registration statement for the same offering. |_|

         If this Form is a  post-effective  amendment  filed  pursuant to Rule 462(c) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective registration statement for
the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                 CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED                   REGISTERED          PER SHARE (1)      PRICE (1)           FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10  per share           177,000,963 shares (2)       $0.08      $14,160,077.04      $1,666.63
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                              177,000,963 shares (2)       $0.08      $14,160,077.04      $1,666.63
============================================================================================================================

(1)      Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(c) under the Securities
         Act of 1933.  For the purposes of this table,  we have used the average of the closing bid and asked prices as of a recent date.

(2)      Of these shares,  131,578,947 are being registered under a Standby Equity  Distribution  Agreement,  42,578,125 are
         being registered under secured convertible debentures, 1,000,000 were issued as a commitment fee to Cornell Capital
         Partners, LP.

         THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE  DATE UNTIL THE  REGISTRANT  SHALL FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT THIS  REGISTRATION
STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS
REGISTRATION  STATEMENT  SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE  COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.

                                   PROSPECTUS


                                   Subject to completion, dated January 27, 2005


                           NETWORTH TECHNOLOGIES, INC.
                       177,000,963 SHARES OF COMMON STOCK


         This prospectus relates to the sale of up to 177,000,963 shares of common stock of NetWorth Technologies, Inc. ("NetWorth Technologies") by certain persons who are stockholders of NetWorth Technologies, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling
Stockholders" beginning on page 14 for a complete list of these persons. NetWorth Technologies is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. NetWorth Technologies will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on October 6, 2004 between NetWorth Technologies and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by NetWorth Technologies. NetWorth Technologies has agreed to allow Cornell Capital Partners to retain 10% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 24, 2005, the last reported sale price of our common stock was $0.08 per share. These prices will fluctuate based on the demand for the shares of our common stock. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NWRT.OB".

         The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 132,578,947 shares of common stock, 131,578,947 of which are under the Equity Distribution Agreement, and 1,000,000 shares of common stock, which were issued to Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 100,000 shares of common stock, Mr. Shai Stern intends to sell up to 225,000 shares, Mr. Seth Farbman intends to sell up to 225,000 shares, Knightsbridge Holdings, LLC intends to sell up to 693,891 shares, Mr. and Mrs. William and Mary C. Ballay, who intend to sell up to 3,125,000 shares under secured convertible debentures, Mr. Todd Overton, who intends to sell up to 1,953,125 under secured convertible debentures, Mr. David Luther, who intends to sell up to 1,171,875 shares under secured convertible debentures, Mr. Josh Hargiss, who intends to sell up to 781,250 shares under secured convertible debentures, Mr. John Andromidas, who intends to sell up to 781,250 under secured convertible debentures, Mr. Luca Minna, who intends to sell up to 7,812,500 under secured convertible debentures and Vintage Filings, LLC, who intends to sell up to 1,953,125 shares of our common stock under secured convertible debentures. Advantage Capital Development Corp. intends to sell up to 25,000,000 under secured convertible debentures and 80,000 shares of common stock under warrants. We are also registering an additional 520,000 warrants, 235,000 of which were issued to Mr. Farbman, and 240,000 of which were issued to Mr. Stern pursuant to services agreements. The remaining 45,000 warrants are being registered pursuant to debentures issued to the above named individuals.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay NetWorth Technologies 95% of the market price of its common stock, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. In addition, Cornell Capital Partners will retain 10% of each advance we receive under the Equity Distribution Agreement. Cornell Capital Partners also received 1,000,000 shares of our common stock and a promissory note in the amount of $190,000 as a one-time commitment fee pursuant to the Equity Distribution Agreement. The 5% discount, the 10% retainage, the 1,000,000 shares of common stock and the promissory note are underwriting discounts payable to Cornell Capital Partners. In addition, NetWorth Technologies entered into a Placement Agent Agreement dated October 6, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to that Agreement NetWorth Technologies paid Newbridge Securities Corporation a one-time placement agent fee of 100,000 shares of common stock for its services.

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

         With  the  exception  of  Cornell   Capital   Partners,   which  is  an
"underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is January 27, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................13
SELLING STOCKHOLDERS..........................................................14
USE OF PROCEEDS...............................................................17
DILUTION......................................................................18
EQUITY DISTRIBUTION AGREEMENT.................................................19
PLAN OF DISTRIBUTION..........................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS.................................................................22
DESCRIPTION OF BUSINESS.......................................................27
MANAGEMENT....................................................................30
DESCRIPTION OF PROPERTY.......................................................33
LEGAL PROCEEDINGS.............................................................33
PRINCIPAL STOCKHOLDERS........................................................34
SECURITY OWNERSHIP OF MANAGEMENT..............................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................35
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER
   STOCKHOLDER MATTERS........................................................36
DESCRIPTION OF SECURITIES.....................................................38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL
   DISCLOSURE.................................................................40
EXPERTS.......................................................................41
LEGAL MATTERS.................................................................41
HOW TO GET MORE INFORMATION...................................................41
FINANCIAL STATEMENTS.........................................................F-1
PART II  ...................................................................II-1

                               PROSPECTUS SUMMARY

         THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT IN NETWORTH TECHNOLOGIES.

OVERVIEW

         NetWorth Technologies is an information technology company which provides services and products to small to mid-size companies in the areas of business intelligence, networking, information technology outsourcing, asset management, security and auditing.

         NetWorth has business relationships with companies and governmental agencies on which we rely to provide services. NetWorth relies on their expertise of information technology (e.g. the internet, networks, computers, etc.), insight into future trends of technology and access to existing and emerging technologies to identify new business and technology trends and formulate and implement solutions for our clients. We help our clients identify and enter new markets, increase revenues in existing markets, improve operational performance and deliver our products and services more effectively and efficiently through the use of technology.

         NetWorth markets its services around five operating pillars: IT Outsourcing, Information Security, Enterprise Management, Business Intelligence and Product Development. Together with our proprietary CTONow! Program, we believe we can serve our clients in every major industry. We believe our industry focus gives our professionals an understanding of industry evolution, business issues and applicable technologies, enabling them to deliver services and solutions tailored to each client or, to develop shared-service capabilities that can be offered to multiple clients.

GOING CONCERN

         We have been the subject of a going concern opinion from our independent auditors. Our independent auditors have expressed substantial doubt as to our ability to continue as a going concern due to the fact that we have significant capital deficiencies. During the fiscal years ended December 31, 2003 and 2002, we had a working capital deficiency of $246,226 and $287,369 respectively and for the nine months ended September 30, 2004, we had a working capital deficit of $436,761. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. During the nine months ended September 30, 2004 we had a net loss of $482,850. These factors raise substantial doubt about our ability to continue as a going concern. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

ABOUT US

         Our principal executive offices are located at 6499 NW 9th Avenue, Suite 304, Fort Lauderdale, Florida 33309. Our telephone phone number is (954) 670-2300 and our website is located at www.NetWorthTechnologies.com.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or are beneficially deemed to be, stockholders of NetWorth Technologies. Cornell Capital Partners intends to sell up to 132,578,947 shares of common stock, 131,578,947 of which are under the Equity Distribution Agreement, and 1,000,000 shares of common stock which were issued to Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 100,000 shares of common stock. The commitment amount of the Equity Distribution Agreement is $10,000,000. At an assumed market price of $0.076 per share, NetWorth Technologies should be able to receive the entire $10,000,000 in gross proceeds under the Equity Distribution Agreement.

         On October 6, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, NetWorth Technologies may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for our shares is equal to 95% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of our common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $250,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,000,000 shares of our common stock and a promissory note in the amount of $190,000 as a one-time commitment fee under the Equity Distribution Agreement. Cornell Capital Partners will be paid a fee equal to 10% of each advance, which will be retained by Cornell Capital Partners from each advance. On October 6, 2004, NetWorth Technologies entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, NetWorth Technologies paid Newbridge Securities Corporation a one-time placement agent fee of 100,000 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

         In addition, on January 20, 2005, we entered into a Securities Purchase Agreement with Advantage Capital Development Corp. Pursuant to the Securities Purchase Agreement, Advantage Capital Development Corp. purchased from us secured convertible debentures in an aggregate amount equal to $400,000. Advantage Development Corp. also received warrants convertible into 80,000 shares of our common stock. The secured convertible debentures accrue interest at a rate of 8% per year and mature nine months from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the thirty (30) trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon three (3) business days' notice for 120% of the amount redeemed plus any accrued interest.

COMMON STOCK OFFERED                                     177,000,963 shares by selling stockholders

OFFERING PRICE                                           Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)          14,721,205 shares as of January 24, 2005

USE OF PROCEEDS                                          We will not  receive any  proceeds  of the shares  offered by the selling  stockholders.  Any  proceeds we receive from the sale of common stock under the Equity Distribution  Agreement will be used for general working capital  purposes.  See "Use of Proceeds."

RISK FACTORS                                             The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                         "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                   NWRT.OB


---------------
(1)      Excludes secured  convertible  debentures that are convertible into 42,578,125 shares of our common stock, up to  131,578,947  shares of common  stock to be issued  under the Equity  Distribution  Agreement  and 520,000 warrants.

                                      NETWORTH TECHNOLOGIES, INC.
                                        CONDENSED BALANCE SHEET
                                            (CONSOLIDATED)
                                          SEPTEMBER 30, 2004

                                              FOR THE NINE
                                              MONTHS ENDED
                                              SEPTEMBER 30,         FOR THE YEAR           FOR THE YEAR
                                                  2004              DECEMBER 31,           DECEMBER 31,
BALANCE SHEET DATA                             (UNAUDITED)              2003                   2002
                                              -------------        ---------------        -------------
CURRENT ASSETS
  Cash                                        $       9,270        $        21,583        $      35,920
  Accounts receivable, net                           35,015                 22,829               15,206
  Prepaid expenses and other current assets           7,715                  5,233                   --
                                              -------------        ---------------        -------------
    Total Current Assets                             52,000                 49,645               51,126
                                              -------------        ---------------        -------------
         PROPERTY AND EQUIPMENT                      23,581                 35,346                9,280
                                              -------------        ---------------        -------------
OTHER NON-CURRENT ASSETS
  Deposits                                            2,387                  4,774                1,812
  Goodwill                                               --                 71,343                   --
  Officers' receivable                                   --                     --                   --
                                              -------------        ---------------        -------------
    Total Other Non-Current Assets                    2,387                 76,117                1,812
                                              -------------        ---------------        -------------
    TOTAL ASSETS                              $      77,968        $       161,108        $      62,218
                                              =============        ===============        =============
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses       $     285,103        $        99,828        $      59,527
  Deferred revenue                                  100,772                 92,182               79,392
  Customer deposits                                      --                     --               47,000
  Loans payable - related party                     102,886                103,861              135,509
  Notes payable                                          --                     --               17,067
                                              -------------        ---------------        -------------
    Total current liabilities                       488,761                295,871              338,495
                                              -------------        ---------------        -------------


    TOTAL STOCKHOLDERS' DEFICIT                    (410,793)              (134,763)            (276,277)
                                              -------------        ---------------        -------------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT                   $      77,968        $       161,108        $      62,218
                                              =============        ===============        =============

                                                NETWORTH TECHNOLOGIES, INC.
                                             CONDENSED STATEMENT OF OPERATIONS
                                                      (CONSOLIDATED)

                                                   FOR THE NINE
                                                   MONTHS ENDED           FOR THE NINE         FOR THE           FOR THE
                                                   SEPTEMBER 30,          MONTHS ENDED       YEAR ENDED         YEAR ENDED
                                                       2004               SEPTEMBER 30,     DECEMBER 31,       DECEMBER 31,
STATEMENT OF OPERATIONS DATA                        (UNAUDITED)               2003              2003               2002
                                                   -------------          -----------       ------------       ------------
REVENUE
  Service                                          $     337,766          $    80,479       $    493,906       $    102,700
  Systems and software                                   415,720              504,708            357,586            413,294
                                                   -------------          -----------       ------------       ------------
    Total revenue                                        753,486              585,187            851,492            515,994
                                                   -------------          -----------       ------------       ------------

COST OF GOODS SOLD                                       292,803              209,142            291,934            228,392
                                                   -------------          -----------       ------------       ------------
GROSS PROFIT                                             460,683              376,045            559,558            287,602

OPERATING EXPENSES
  Compensation                                           176,241              143,870            221,738            148,600
  Stock compensation                                     224,589                   --                 --                 --
  Rent                                                        --                3,084             27,416             46,286
  Advertising                                            196,576                   --                 --                 --
  Impairment of goodwill                                  71,343                   --                 --                 --
  Settlement charge                                       51,203                   --                 --                 --
  General and administrative expense                     213,202              114,723            184,467            142,010
                                                   -------------          -----------       ------------       ------------
    Total operating expenses                             933,154              261,677            433,621            336,896
                                                   -------------          -----------       ------------       ------------

INCOME (LOSS) FROM OPERATIONS                           (472,471)             114,368            125,937            (49,294)

OTHER INCOME (EXPENSE)
  Interest expense                                       (10,405)              (4,423)            (4,423)           (12,280)
  Other income                                                26                   --                 --                 --
                                                   -------------          -----------       ------------       ------------
    Total other income (expense)                         (10,379)              (4,423)            (4,423)          (12, 280)
                                                   -------------          -----------       ------------       ------------
NET INCOME (LOSS)                                  $    (482,850)         $   109,945       $    121,514       $    (61,574)
                                                   =============          ===========       ============       ============

                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.

                          RISKS RELATED TO OUR BUSINESS

MANAGEMENT RECOGNIZES THAT WE MUST RAISE ADDITIONAL FINANCING TO FUND OUR ONGOING OPERATIONS AND IMPLEMENT OUR BUSINESS PLAN OR WE COULD BE FORCED TO CURTAIL OUR OPERATIONS

         It is imperative that we obtain debt and/or equity financing to implement our business plan and to finance ongoing operations. There can be no assurance that any new capital will be available or that adequate funds will be sufficient for our operations, whether from financial markets, or that other arrangements will be available when needed or on terms satisfactory to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand our business. Any additional financing may involve dilution to our shareholders, which could result in a decrease in the price of our shares.

         Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Equity Distribution Agreement. The amount of each advance under the Equity Distribution Agreement is subject to a maximum amount equal to $250,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION BY OUR INDEPENDENT AUDITORS WHICH HAVE RAISED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

         We have been the subject of a going concern opinion from our independent auditors. Our independent auditors have expressed substantial doubt as to our ability to continue as a going concern due to the fact that we have significant capital deficiencies. During the fiscal years ended December 31, 2003 and 2002, we had a working capital deficiency of $246,226 and $287,369 respectively and for the nine months ended September 30, 2004, we had a working capital deficit of $436,761. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. During the nine months ended September 30, 2004 we had a net loss of $482,850. These factors raise substantial doubt about our ability to continue as a going concern. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS FOR THE QUARTER ENDED SEPTEMBER 30, 2004, WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK

         We had a working capital deficit of $246,226 for the fiscal year ended December 31, 2003 and $436,761 for the nine months ended September 30, 2004, which means that our current liabilities exceeded our current assets on December 31, 2003 by $246,226 and by $436,761 on September 30, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2003 and September 30, 2004 were not sufficient to satisfy all of our current liabilities. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

OUR HISTORICAL FINANCIAL INFORMATION DOES NOT REFLECT OUR CURRENT PRIMARY BUSINESS STRATEGY FOR ACHIEVING REVENUE GROWTH

         Historically, we have derived the majority of our revenue from the telecommunications industry. Through our reorganization with NetWorth Systems, Inc, we effectively changed the focus of our business to the technology sector. We anticipate that revenue will be derived from our strategic alliances and acquisitions in the technology sector. Accordingly, we cannot predict our future revenues based on historical financial information.

WE MUST DEVELOP AND EXPAND OUR DIRECT SALES CHANNELS TO INCREASE REVENUE AND IMPROVE OUR OPERATING RESULTS

         We currently sell our products directly to corporations and have only conducted a limited amount of marketing of our product and service offerings. We intend, however, to rely increasingly on our marketing and direct sales efforts. We will need to expand our existing relationships and enter into new relationships in order to increase our current and future market share and revenue. We cannot assure you that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing relationships or enter into new relationships, we may lose customer introductions and marketing benefits and our operating results may suffer.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS

         Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our services. Any such events could substantially harm our business, results of operations and financial condition.

UNEXPECTED COSTS OR DELAYS COULD MAKE OUR CONTRACTS UNPROFITABLE

         While we have many types of contracts, including time-and-materials contracts, fixed-price contracts and contracts with features of both of these contract types, the risks associated with all of these types of contracts are often similar. When making proposals for engagements, we estimate the costs and timing for completing the projects. These estimates reflect our best judgment regarding the efficiencies of our methodologies and professionals as we plan to deploy them on projects. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

OUR PROFITABILITY WILL SUFFER IF WE ARE NOT ABLE TO MAINTAIN OUR PRICING AND UTILIZATION RATES AND CONTROL OUR COSTS

         Our profit margin, and therefore our profitability, is largely a function of the rates we are able to recover for our services and the utilization rate, or chargeability, of our professionals. Accordingly, if we are not able to maintain the pricing for our services or an appropriate utilization rate for our professionals without corresponding cost reductions, our profit margin and our profitability will suffer. The rates we are able to recover for our services are affected by a number of factors, including:

         o our clients' perceptions of our ability to add value through our services;

         o  competition;

         o  introduction of new services or products by us or our competitors;

         o  pricing policies of our competitors;

         o  the  use  of  globally   sourced,   lower  cost   service   delivery
            capabilities within our industry; and

         o  general economic and political conditions.

         Our utilization rates are also affected by a number of factors, including:

         o  seasonal trends, primarily as a result of our hiring cycle;

         o our ability to transition employees from completed projects to new engagements;

         o our ability to forecast demand for our services and thereby maintain an appropriate headcount in the appropriate areas of our workforce; and

         o  our ability to manage attrition.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK

         Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o  With a price of less than $5.00 per share;

         o  That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS

         Our success largely depends on the efforts and abilities of our Chief Executive Officer, L. Joshua Eikov and our Chief Financial Officer April Green. The loss of their services could materially harm our business because of the cost and time necessary to find their successors. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer or our Chief Financial Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

WE ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING

         As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

         o  our ability to retain existing clients and customers;

         o  our ability to attract new clients and customers at a steady rate;

         o  our ability to maintain client satisfaction;

         o  the extent to which our products gain market acceptance;

         o  the timing and size of client and customer purchases;

         o  introductions of products and services by competitors;

         o  price competition in the markets in which we compete;

         o  our ability to attract, train, and retain skilled management;

         o  the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure; and

         o general economic conditions and economic conditions specific to technology and the Internet.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE OUR COMPETITORS HAVE MORE RESOURCES

         Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than NetWorth Technologies. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

IF WE ARE UNABLE TO RESPOND TO THE RAPID CHANGES IN TECHNOLOGY AND SERVICES WHICH CHARACTERIZE OUR INDUSTRY, OUR BUSINESS AND FINANCIAL CONDITION COULD BE NEGATIVELY AFFECTED

         Our business is directly impacted by changes in the Internet and website services industry. Changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. We also believe that our future success will depend upon how successfully we are able to respond to the rapidly changing technologies and products. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO MANAGE GROWTH WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

         o  Establish definitive business strategies, goals and objectives.

         o  Maintain a system of management controls.

         o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 14,721,205 shares of common stock outstanding as of January 24, 2005, 5,186,950 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 9,534,155 of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, and anticipate issuing additional secured debentures convertible into shares of common stock at a floating discount rate.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT

         The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on January 24, 2005 at an assumed offering price of $0.076 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0141 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES WHICH MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

         Cornell Capital Partners will purchase shares of our common stock pursuant to the Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market 177,000,963 shares of common stock being registered in this offering. That means that up to 177,000,963 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT OR UPON THE CONVERSION OF OUR SECURED CONVERTIBLE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if NetWorth Technologies has not performed in such a manner to show that the equity funds raised will be used to grow NetWorth Technologies. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for third party short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock by third parties, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock, the price will likely decline.

OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS AND COULD FORCE US TO LIQUIDATE OUR ASSETS IF WE FAIL TO PAY THESE DEBENTURES

         Our obligations under the secured convertible debentures, issued to Advantage Capital Development Corp. are secured by all of our assets. As a result, if we default under the terms of these secured convertible debentures, Advantage Capital Development Corp. could foreclose their security interest and liquidate all of our assets. This would cause us to cease operations.

THE CONVERSION OF OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES WILL CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS

         The issuance of shares upon the conversion of our outstanding secured convertible debentures will have a dilutive impact on our shareholders. Investors are required to purchase up to $625,000 of convertible debentures that are convertible into shares of our common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the thirty (30) trading days immediately preceding the conversion date. If such conversion had taken place at $0.048 (i.e., 80% of our recent stock price of $0.06), then the holders of the secured convertible debentures would have received 13,020,833 shares of our common stock. As a result, our net income per share could decrease, in future periods, and the market price of our common stock could decline.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $250,000 during any seven trading day period. Based on an assumed offering price of $0.076 per share, we will be able to draw a total amount of $10,000,000 in gross proceeds under the Equity Distribution Agreement. This amount will utilize all of the 131,578,947 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.076 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

WE MAY NOT BE ABLE TO OBTAIN A CASH ADVANCE UNDER THE EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL PARTNERS HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

         In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.


                                                    SELLING STOCKHOLDERS

         The following table presents  information  regarding the selling  stockholders.  The selling  shareholders are the entities who have assisted in or provided financing to NetWorth  Technologies.  A description of each selling shareholder's relationship to NetWorth  Technologies and how each selling shareholder  acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                            PERCENTAGE
                                           PERCENTAGE                           OF
                                               OF                           OUTSTANDING                       PERCENTAGE
                                          OUTSTANDING     SHARES TO BE     SHARES TO BE                        OF SHARES
                                             SHARES         ACQUIRED         ACQUIRED                         BENEFICIALLY
                            SHARES        BENEFICIALLY      UNDER THE        UNDER THE                           OWNED
                         BENEFICIALLY        OWNED           EQUITY           EQUITY         SHARES TO BE        AFTER
                         OWNED BEFORE        BEFORE       DISTRIBUTION     DISTRIBUTION      SOLD IN THE       OFFERING
 SELLING STOCKHOLDER       OFFERING       OFFERING (1)      AGREEMENT        AGREEMENT         OFFERING           (1)
----------------------   ------------    -------------    -------------    ------------      ------------     -------------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH NETWORTH TECHNOLOGIES
Cornell Capital             1,000,000(4)                                                      132,578,947(3)
  Partners, L.P.                                  6.79%     131,578,947           90.44%                                  0%
                                                       CONSULTANTS AND OTHERS
Kingsbridge Holdings,
  LLC                         639,891             4.35%              --              --           693,891                 0%
Newbridge Securities          100,000              .68%*             --              --           100,000                 0%
  Company
Mr. Seth Farbman              460,000(5)          3.12%              --              --           460,000                 0%
Mr. Shai Stern                465,000(6)          3.16%              --              --           465,000                 0%
William and Mary
  Ballay                    3,133,000(7)         17.55%              --              --         3,125,000                 0%
Todd Overton                1,958,125(8)         11.74%              --              --         1,953,125                 0%
David Luther                1,174,875(9)          7.39%              --              --         1,171,875                 0%
Jack Hargiss                  783,250(10)         5.05%              --              --           781,250                 0%
John Andromidas               783,250(11)         5.05%              --              --           781,250                 0%

Luca Minna                  7,812,500(12)        34.72%              --              --         7,812,500                 0%

Vintage Filings             1,958,125(13)        11.74%              --              --         1,953,125                 0%
Advantage Capital
  Development Corp.           734,588(2)          4.99%              --              --        25,000,000                 0%
                         ------------    -------------    -------------     -----------      ------------     -------------
TOTAL                      21,002,604            62.63%     131,578,947           90.44%      177,000,963                 0%
                         ============    =============    =============     ===========      ============     =============

---------------
*        Less than 1%

(1)      Applicable  percentage of ownership is based on 14,721,205  shares of common stock  outstanding  as of January 24,
         2005,  together with securities  exercisable or convertible  into shares of common stock within 60 days of January
         24, 2005, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange  Commission and generally  includes voting or investment power with respect to securities.  Shares of common stock  subject to  securities  exercisable  or  convertible  into shares of common stock that are currently exercisable or exercisable  within 60 days of January 24, 2005 are deemed to be  beneficially  owned by the person holding such  securities  for the purpose of computing  the  percentage  of ownership of such person,  but are not treated as  outstanding  for the purpose of computing  the  percentage  ownership of any other  person.  Note that affiliates are subject to Rule 144 and Insider trading  regulations - percentage  computation is for form purposes only.

(2)      The  25,000,000  shares as a good faith  estimate of the number of shares  needed as a result of conversion of the future secured convertible debentures issued under the Securities Purchase Agreement.

(3)      Includes the 131,578,947 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement and the  1,000,000  shares of common stock  received as a one-time  commitment  fee under the Equity  Distribution
         Agreement.

(4)      Shares received by Cornell CapitalParnters as a one-time commitment fee under the Equity Distribution Agreement.

(5)      Includes 235,000 shares of common stock issuable under warrants exercisable at $0.15 per share.

(6)      Includes 240,000 shares of our common stock issuable under warrants exercisable at $0.15 per share.

(7)      Includes 8,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(8)      Includes 5,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(9)      Includes 3,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(10)     Includes 2,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(11)     Includes 2,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(12)     Includes 20,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

(13)     Includes 5,000 shares of common stock issuable under warrants exercisable at $0.30 per share.

         The following information contains a description of each selling shareholder's relationship to NetWorth Technologies and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with NetWorth Technologies, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH NETWORTH TECHNOLOGIES

         CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with NetWorth Technologies. Those transactions are explained below:

         EQUITY DISTRIBUTION AGREEMENT. On October 6, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, NetWorth Technologies may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to 95% of the market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven trading days of a prior advance. In connection with the Equity Distribution Agreement, Cornell Capital Partners received 1,000,000 shares of our common stock and a promissory note equal to $190,000 as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 10% of each cash advance we receive.

         ADVANTAGE CAPITAL DEVELOPMENT CORP. Jeff Sternberg makes all of the investment decisions on behalf of Advantage Capital Development Corp.

         SECURITIES PURCHASE AGREEMENT. In addition, on January 20, 2005, we entered into a Securities Purchase Agreement with Advantage Capital Development Corp. Pursuant to the Securities Purchase Agreement, Advantage Capital Development corp. has purchased secured convertible debentures in an aggregate amount equal to $400,000. Advantage Capital Development Corp. received warrants to purchase 10,000 shares of our common stock for every $50,000 invested under these debentures. These secured convertible debentures accrue interest at a rate of 8% per year and mature nine months from the issuance date. The secured convertible debenture are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the thirty (30) trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon three (3) business days' notice for 120% of the amount redeemed plus any accrued interest.

         NEWBRIDGE SECURITIES CORPORATION. On October 6, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 100,000 restricted shares of common stock equal to approximately $10,000 based on our stock price on the date of issuance.

OTHER SELLING STOCKHOLDERS

         KNIGHTSBRIDGE HOLDINGS, LLC. Knightsbridge Holdings received 639,891 shares of our common stock as compensation for their consulting services. On July 5, 2004, we entered into an agreement with Knightsbridge, whereby Knightsbridge would help us raise capital. Knightsbridge is managed by Robert Press, who makes all of their investment decisions.

         MR. SETH FARBMAN. Mr. Farbman received 225,000 shares of our common stock and 235,000 warrants issued as payment for providing filing services to NetWorth Technologies. The warrants have an exercisable price of $0.15 per share and are callable at $0.75 per share.

         MR. SHAI STERN. Mr. Stern received 225,000 shares of our common stock and 240,000 warrants as payment for providing filing services to NetWorth Technologies. The warrants have an exercisable price of $0.15 per share and are callable at $0.75 per share.

         MR. WILLIAM BALLAY AND MRS. MARY C. BALLAY. Mr. William Ballay and Mrs. Mary C. Ballay purchased a $40,000 secured convertible debenture convertible into approximately 3,125,000 shares of common stock and warrants convertible into approximately 8,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         MR. TODD OVERTON. Mr. Overton purchased a 25,000 secured convertible debenture convertible into approximately 1,953,125 shares of common stock and warrants convertible into approximately 5,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         MR. LUTHER. Mr. Luther purchased a $15,000 secured convertible debenture convertible into approximately 1,171,875 shares of common stock and warrants convertible into approximately 3,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         MR. HARGISS. Mr. Hargiss purchased a $10,000 secured convertible debenture convertible into approximately 781,250 shares of common stock and warrants convertible into approximately 2,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         MR. ANDROMIDAS. Mr. Andromidas purchased a $10,000 secured convertible debenture convertible into approximately 781,250 shares of common stock and warrants convertible into approximately 2,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         MR. MINNA. Mr. Minna purchased a $100,000 secured convertible debenture convertible into approximately 7,812,500 shares of common stock and warrants convertible into approximately 20,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         VINTAGE FILINGS, LLC. Vintage Filings, LLC purchased a $25,000 secured convertible debenture convertible into approximately 1,953,125 shares of common stock and warrants convertible into approximately 5,000 shares of our common stock. The warrants have an exercise price of $0.30 per share.

         There are certain risks related to sales by the selling shareholders Cornell Capital Partners, including:

         o The shares under the Equity Distribution Agreement and the secured convertible debentures will be issued based on discount to the market rate. As a result of the lower the stock price around the time shares are issued more shares may be issued. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent the selling stockholders sell their common stock, the common stock price may decrease due to the additional shares in the market.

         o The significant downward pressure on the price of the common stock as the selling stockholders sell material amounts of common stock could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding NetWorth Technologies so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of 131,578,947 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price under the Equity Distribution Agreement of the shares purchased under the Equity Distribution Agreement will be equal to 95% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners 10% of each cash advance we receive.

         Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $250,000 every seven trading days or more than $10,000,000 over 24 months. We are issuing 131,578,947 shares of common stock under this registration statement in connection with the Equity Distribution Agreement. If we were to utilize the entire $10,000,000 available under the Equity Distribution Agreement, we should receive $9,415,000 in net proceeds.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus a 10% retainer payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                                                     $5,000,000              $8,000,000           $10,000,000

NET PROCEEDS                                                       $4,665,000              $7,515,000            $9,415,000

NO. OF SHARES ISSUED UNDER THE EQUITY DISTRIBUTION
AGREEMENT AT AN ASSUMED MARKET PRICE OF $0.076                     65,789,474             105,263,158           131,578,947

USE OF PROCEEDS:                                                       AMOUNT                  AMOUNT                AMOUNT
---------------------------------------------------------------------------------------------------------------------------
Business Development                                          $     1,065,000         $     2,515,000        $    2,415,000
Infrastructure and Improvements                                       600,000               1,000,000             2,000,000
Operating Capital                                                   3,000,000               4,000,000             5,000,000
                                                              ---------------         ---------------        --------------
TOTAL                                                         $     4,665,000         $     7,515,000        $    9,415,000
                                                              ===============         ===============        ==============

                                    DILUTION

         The tangible net worth or net book value of NetWorth Technologies as of September 30, 2004 was a deficit of $(410,793) or $(0.0295) per share of common stock. Tangible net worth or net book value per share is determined by dividing our tangible net assets (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NetWorth Technologies, our tangible net worth or book value will be unaffected by this offering. Our tangible net worth or book value and our book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed offering price of $0.0914 per share, which is in the range of the recent share price.

         If we assume that we had issued 131,578,947 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.076 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $500,000 and offering expenses of $85,000, our net book value as of September 30, 2004 would have been $11,848,943 or $0.0817 per share. Note that at an assumed offering price of $0.076 per share, we would receive net proceeds of $9,415,000 of the $10,000,000 available under the Equity Distribution Agreement. At an assumed offering price of $0.076 Cornell Capital Partners would receive a discount of $500,000 on the purchase of 131,578,947 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0914 per share and an immediate dilution to new stockholders of $0.0141 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                $   0.076
Net book value per share before this offering             $ (0.0295)
Increase attributable to new investors                    $  0.0914
                                                          ---------
Net book value per share after this offering                           $  0.0619
                                                                       ---------
Dilution per share to new stockholders                                 $  0.0141
                                                                       =========

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                             DILUTION
             ASSUMED           NO. OF SHARES TO BE           PER SHARE
         OFFERING PRICE               ISSUED             TO NEW INVESTORS
         --------------        -------------------       ----------------
            $0.0760                131,578,947(1)             $0.0141
            $0.0570                131,578,947                $0.0114
            $0.0380                131,578,947                $0.0088
            $0.0100                131,578,947                $0.0061


----------------
(1) This represents the number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.

                          EQUITY DISTRIBUTION AGREEMENT

SUMMARY

         On October 6, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay us 95% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 10% of each cash advance we receive under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, Newbridge Securities Corporation had previously received 100,000 shares of our common stock, equal to approximately $10,000 based on our stock price on the date of issuance. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable securities laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Equity Distribution Agreement.

EQUITY DISTRIBUTION AGREEMENT EXPLAINED

         Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on us for any of the advances other than that we have filed our periodic and other reports with the SEC, has delivered the stock for an advance, the trading of our common stock has not been suspended and that we have not undergone a fundamental change. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $10,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $250,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed offering price of $0.076 per share, we would issue 131,578,947 shares of common stock to Cornell Capital Partners for net proceeds of $9,415,000. These shares would represent 90.44% of our outstanding common stock upon issuance. We are registering 131,578,947 shares of common stock for sale under the Equity Distribution Agreement. Assuming a market price of $0.076 per share, we should be able to fully utilize the entire $10,000,000 available under the Equity Distribution Agreement. If the average price for which we sold the shares under the Equity Distribution Agreement is lower than $0.076 per share, we will need to file another registration statement with the SEC to register additional shares of common stock to fully utilize the shares we are registering under the Equity Distribution Agreement.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed offering price of $0.098 per share and 25%, 50% and 75% discounts to the assumed market price.

Assumed Offering:    $      0.0760  $      0.0500  $      0.0380  $      0.0100
No. of Shares(1):      131,578,947    131,578,947    131,578,947    131,578,947
Total
  Outstanding (2):     145,484,571    145,484,571    145,484,571    145,484,571
Percent
  Outstanding (3):           90.44%         90.44%         90.44%         90.44%
Net Cash to NetWorth
  Technologies:          9,415,000      6,629,206      4,254,206      1,879,206


(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures and the compensation debenture.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners.

         All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, on October 6, 2004, Cornell Capital Partners received 1,000,000 shares of our common stock and a promissory note in the amount $190,000 as a one-time commitment fee. In addition, we issued 100,000 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 95% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Cornell Capital Partners will retain 10% of the proceeds received by us under the Equity Distribution Agreement, and received 1,000,000 of our common stock and a promissory note in the amount of $190,000 as a one-time commitment fee. The 5% discount, the 10% retainer and the commitment fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement.

         We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,666.63 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $15,833.37. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied them.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         GENERAL

         NetWorth Technologies is an information technology company which provides services and products to small to mid-size companies in the areas of business intelligence, networking, information technology outsourcing, asset management and security and auditing.

         During November 1997, we were engaged in the business of marketing and distributing long-distance telephone service calling cards and in the manufacture and distribution of premium hand-rolled cigars, in each case through wholly owned subsidiaries. In September 1998, following a default in payment obligations totaling approximately $5.6 million by the company that handled the billing and collection for our long-distance telephone services, we were forced to discontinue day-to-day business operations. During March 1999, our board of directors concluded negotiations to divest all of our wholly owned subsidiaries, positioning our company to undertake new business endeavors or to become a more attractive acquisition candidate.

         During the periods after March 1999 until August 20, 2004, we had no day-to-day business operations other that those pertaining to the maintenance of corporate existence and the filing of reports required by the SEC.

         On August 20, 2004 we executed a reorganization agreement. Pursuant to that agreement, we acquired all of the issued and outstanding shares of common stock of NetWorth Systems, Inc. in exchange for the issuance of common stock.

         GOING CONCERN

         We have been the subject of a going concern opinion from our independent auditors. Our independent auditors have expressed substantial doubt as to our ability to continue as a going concern due to the fact that we have significant capital deficiencies. During the fiscal years ended December 31, 2003 and 2002, we had a working capital deficiency of $246,226 and $287,369 respectively and for the nine months ended September 30, 2004, we had a working capital deficit of $436,761. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. During the nine months ended September 30, 2004 we had a net loss of $482,850. These factors raise substantial doubt about our ability to continue as a going concern. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         NetWorth Technologies, Inc.'s consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States also known as GAAP. GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

         Our significant accounting policies are summarized in Note 1 of our consolidated financial statements. While all these significant accounting policies impact our financial condition and results of operations, NetWorth Technologies, Inc. views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2003

         REVENUES

         For the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003, sales rose from $585,187 to $753,486 an increase of 28.76%. This increase is due to obtaining new customers as well as expanded offerings to existing customers. These numbers also included revenue recorded in association with barter transactions. As discussed in note 1(J) to the financial statements, we recognized $174,050 in revenue for the nine months ended September 30, 2004. These amounts were valued using the standard costs charged by the third party.

         COST OF GOODS SOLD

         Cost of sales for the nine months ended September 30, 2004 increased 40% to $292,803 compared to $209,142 for the nine months ended September 30, 2002. This decrease was due to the decrease in profit margin on the sales of systems and software. We reduced our gross margin primarily on systems in order to increase revenue associated with services, which contain virtually no related costs.

         GROSS PROFIT

         Gross profit for the nine month period ended September 30, 2004, was $460,683, as compared to $376,045 for the same periods of the prior year. The increase over last year is primarily due to significant increases of services as opposed to systems and software. Services have little or no applicable direct costs associated with them. Management believes this increased mix of services over product will likely continue in the future. The gross margin on systems and software was 29.6% for the nine months ended September 30, 2004. The gross margin on services is approximately 99.8% for all periods, as the cost for services only includes materials used by the technicians in performing the service.

         OPERATING EXPENSES

         Operating expenses were $933,154 or 123.8% of total revenues for the nine months ended September 30, 2004 as compared to $261,672 or 44.7% in the prior year. The primary factors that contributed to this $671,477 increase in operating expenses over the prior year are:

         (i) Stock based compensation of $224,589;

         (ii) Compensation expense of $176,241 which increased by $32,371 due to the addition of personnel to comply with governance standards of a publicly traded company, as well as the associated payroll taxes and benefits;

         (iii) Advertising expense of $196,576 which increased by $193,492 due to the inclusion of sponsored events such as the International Tennis Tournament in Delray Beach and bartered advertising for radio advertising;

         (iv) Settlement expense of $51,203;

         (v) Impairment of goodwill of $71,343;

         (vi) Other expenses in transferring from a cash based partnership to a corporation including $14,000 in accounting fees, $9,000 in legal fees and $2,000 of fees associated with press releases and stock transfer fees.

         The remaining difference was made up of small changes in items such as the increases in telephone, depreciation, office expenses, shipping, insurance and allowance for bad debts.

         OTHER INCOME AND EXPENSES

         The majority of other income and expenses consisted of interest expense. Interest expense increased significantly over the same period last year, as we continue to use revolving credit to fund operations which carry various interest rates from five to seven percent. For the nine month period ended September 30, 2004, as compared to the nine months ended September 30, 2003, other expenses increased from $4,423 to $10,329.

         INCOME BEFORE INCOME TAX EXPENSE

         Our net loss before income taxes was $482,850 for the nine months ended September 30, 2004 compared to net income of $109,945 for September 30, 2003. This loss can be attributed to increased expenses as discussed in the sections above.

         INCOME TAX EXPENSE

         We have a net operating loss and as such no allowance for income tax has been recorded in these statements.

         NET LOSS

         As a result of the foregoing, our net loss for the nine months ended September 30, 2004 was $482,850.

         As of September 30, 2004, we had an accumulated deficit of $663,212.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

         In December of 1999, DW Academy, Inc., doing business as PC Xperts!, began business in the information technology area marketing products and services to small and mid-size companies. In March of 2003, the principal owners of PC Xperts joined with two individuals working in the information technology industry and formed NetWorth, LLC. NetWorth Systems, Inc. was formed in February of 2004 with the net assets of NetWorth LLC and NetWorth LLC was dissolved.

         On August  20,  2004,  NetWorth  Systems,  Inc.  was  reorganized  into
NetWorth Technologies, Inc. (previously Colmena Corp.). Pursuant to that reorganization agreement, NetWorth Technologies, Inc. acquired all of the issued and outstanding shares of common stock of NetWorth Systems, Inc. in exchange for the issuance of common stock.

         The following discussion compares the financial statements of PC Xperts! for the fiscal year ended December 31, 2002 and NetWorth LLC for the fiscal year ended December 31, 2003. Both financial statements are consolidated for a full fiscal year and have been audited by our independent auditors.

         REVENUES

         For the fiscal year ended December 31, 2003 as compared to the fiscal year ended December 31, 2002, sales rose from $515,994 to $851,492, an increase of 65.02%. This increase was due to the increase in offerings of the Company. We expanded our offerings to include additional network and software offerings. The increase was also due to the attainment of new customers.

         COST OF GOODS SOLD

         Cost of goods sold for the fiscal year ended December 31, 2003 increased 27.82% from $228,392 at December 31, 2002 to $291,934 at December 31, 2003. This increase was due primarily to the increase in systems and software sales.

         GROSS PROFIT

         Gross profit for the fiscal year ended December 31, 2003 increased 94.6% over the prior fiscal year. This increase of $271,956 is due to the increase in sales, as well as to the significant increases of services as opposed to systems and software. Services have little or no applicable direct costs associated with them. This increased mix of services over product will likely continue in the future. The gross margin on systems and software was 69.4% for the fiscal year ended December 31, 2003, while the gross margin on services was approximately 99.8% for all periods. It is likely that this trend will continue for the near future.

         OPERATING EXPENSES

         Operating expenses were $433,621 or 50.9% of total revenues for the fiscal year ended December 31, 2003 as compared to $336,896 or 65.3% in the prior year. The primary factors that contributed to this $96,725 increase in operating expenses over the prior year are:

         (i) Compensation expenses of $221,738 which increased by $73,138 due to the addition of personnel in NetWorth LLC, as well as the associated payroll taxes;

         (ii) Increases in employee benefits of $15,000;

         (iii)  Other  expenses   including   increases  in  auto  expenses  and
depreciation.

         OTHER INCOME AND EXPENSES

         The majority of other income and expenses consisted of interest expense. Interest expense decreased significantly over the prior fiscal year, as the use of revolving credit was not as high as prior years. For the fiscal year ended December 31, 2003 interest expense decreased from $12,280 to $4,423.

         INCOME BEFORE INCOME TAX EXPENSE

         We had a net loss before income taxes for the fiscal year ended December 31, 2002 of $61,574. For the fiscal year ended December 31, 2003, we had a net profit before tax of $121,514. This can be attributed to the increase in sales.

         INCOME TAX EXPENSE

         We were incorporated as an S corporation for the year ended December 31, 2002 and a limited liability company for the year ended December 31, 2003. Therefore there is no income tax recorded in these statements.

         NET INCOME

         As a result of the foregoing, our net income for the fiscal year ended December 31, 2003 was $121,514 and the loss for the fiscal year ended December 31, 2002 was $61,574.

LIQUIDITY AND CAPITAL RESOURCES

         As of September 30, 2004, we had $9,270 in cash to meet our outstanding obligations. During the reporting period and prior, we financed our operating activities through sales of our products and services; loans and advances from certain shareholders and directors; and from sales of securities under private placement agreements.

         At September 30, 2004, we had a total stockholders' deficit of $410,793, which included an accumulated deficit of $663,212. Our future operations and growth are dependent on our ability to raise capital for expansion and to implement our strategic plan.

         Net cash provided by operations was $8,339 for the nine months ended September 30, 2004. For the nine months ended September 30, 2004, cash provided by operations was primarily attributable to our net loss of $482,850 offset by an increase in accounts payable and accrued expenses of $185,000 and by non-cash compensation expense from the issuance of common stock $224,000, plus non-cash expenses for bad debts, depreciation and impairment of goodwill. For the nine months ended September 30, 2004 we had a working capital deficit of $436,762.

         Net cash used in investing activities was $1,907 and is attributed to the purchase of equipment.

         Net cash used in financing activities for the nine months ended September 30, 2004 was $18,745. The difference was primarily attributable to distributions to a stockholder of NetWorth Technologies prior to the merger.

         On October 6, 2004, we entered into an Equity Distribution Agreement with Cornell Capital partners. Under the Equity Distribution Agreement, NetWorth Technologies may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for our shares is equal to 95% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $250,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,000,000 shares of our common stock as a one-time commitment fee under the Equity Distribution Agreement. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which will be retained by Cornell Capital Partners from each advance. On October 6, 2004, NetWorth Technologies entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of $100,000 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

         In addition, on January 20, 2005, we entered into a Securities Purchase Agreement with Advantage Capital Development Corp. and Advantage Capital Development Corp. Pursuant to the Securities Purchase Agreement, Advantage Capital Development Corp. purchased from us secured convertible debentures in an aggregate amount equal to $460,000. Advantage Development Corp. has received warrants convertible into 80,000 shares of our common stock. The secured convertible debentures accrue interest at a rate of 8% per year and mature nine months from the issuance date. The secured convertible debenture are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the thirty (30) trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon three (3) business days' notice for 120% of the amount redeemed plus any accrued interest.

         We have no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                             DESCRIPTION OF BUSINESS

OVERVIEW

         NetWorth Technologies is an information technology company that provides services and products to small to mid-size companies in the areas of business intelligence, networking, information technology outsourcing, asset management and security and auditing.

         During the periods after March 1999 until August 20, 2004, we had no day-to-day business operations other than those pertaining to the maintenance of our corporate existence and the filing of reports required by the SEC.

         On August 20, 2004, after the close of business, we executed a definitive Reorganization Agreement with NetWorth Systems, Inc. a Florida corporation engaged in the business of providing IT management and IT auditing services. Pursuant to the terms of the agreement, we acquired all of the issued and outstanding shares of common stock of NetWorth systems, Inc. in exchange for the issuance of 75,000,002 (7,500,000 shares post split) shares of our common stock, which previously represented approximately 60% of our issued and outstanding shares of common stock. Fifteen million shares (1,500,000 shares post split), or 20% of the total shares above, are being held in escrow for the discharge of any undisclosed liabilities or other violations of the agreement. This stock will be reissued from the escrow agent to the old shareholders of NetWorth Systems, Inc. after completion of the audit of the financial statements for the year ending December 31, 2004. The agreement also contained a clause about the future earnings of the company. If net income before taxes for the year ended December 31, 2005 meets or exceeds $250,000 then additional shares of common stock will be issued to the old NetWorth shareholders in order to give them a total of 80% of the then outstanding shares of NetWorth Technologies. If this goal is not met, the number of additional shares to be issued will be adjusted in direct proportion to the percentage of net income before tax actually earned. The minimum net income before tax that must be earned is $125,000.

         On October 18, 2004, our board of directors authorized declaration of a 1 for 10 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

         Our new corporate headquarters are located at 6499 NW 9th Avenue Fort Lauderdale, Florida.

PRODUCTS AND SERVICES

         CTONOW!

         The CTONow! Program provides client companies management and services in many areas of information technology. The CTONow! Program takes responsibility for product development, management and deployment, web services, voice, video, and data systems, including our client company networks and the various management information systems that utilize the networks. Our responsibility includes maintaining an effective information environment that encourages accurate and secure information access, collection, storage, retrieval, and distribution through electronic means. CTONow! supports the use of technology for the business operations, administration, end-user and partner technologies and product deployment on the web. In carrying out its responsibilities, CTONow! works collaboratively with other offices of the client company.

         CONSULTING SERVICES

         NetWorth Technologies provides review and implementation services for the underlying infrastructure of an enterprise's IT operations, with a view to reducing costs and improving services to the enterprise and end-user. NetWorth Technologies' extensive knowledge base and highly trained and experienced staff can assist with design through implementation and on-going support in the areas of network architecture, infrastructure integration, automation process control, operating systems, database administration, and system stress testing. Skilled consultants provide services in accounting and financial systems, warehouse management, LAN/WAN integration as well as corporate email and information systems.

         COMPUTER SECURITY AND RISK MANAGEMENT

         NetWorth Technologies provides a variety of services in the area of data discovery. While many of those services are forensic in nature, we specialize in preventative measures that can safeguard our clients' assets and information. Our consultants in this area are certified by the National Security Agency. This program provides the INFOSEC Assessment Methodology. This is a method for the assessment of information systems and networks that will enable us to assist management in the protection of sensitive information by increasing the information assurance levels. Our team works closely with each client to ensure that newly implemented security measures and programs are consistent with computer usage policies and company priorities.

         OTHER SERVICES

         Depending upon which service level our clients choose from, NetWorth Technologies can carry out a menu selection from the following services:

         BUSINESS TECHNOLOGY PLANNING - we sponsor collaborative planning processes;

         APPLICATIONS DEVELOPMENT - new and existing, for enterprise initiatives and overall coordination of corporate initiatives;

         IT INFRASTRUCTURE AND ARCHITECTURE - (e.g., computers and networks) running as well as ensuring ongoing investments are made;

         SOURCING - make versus buy decisions relative to outsourcing versus in-house provisioning of IT services and skills;

         PARTNERSHIPS  -  establishing  strategic   relationships  with  key  IT
suppliers and consultants

         TECHNOLOGY TRANSFER - provide enabling technologies that make it easier for customers and suppliers to do business with our enterprise as well as increase revenue and profitability;

         CUSTOMER SATISFACTION - interact with internal and external clients to ensure continuous customer satisfaction;

         TRAINING - Provide training for all IT users to ensure productive use of existing and new systems.

COMPETITION AND MARKET

         NetWorth Technologies operates in highly competitive markets. Our current and potential competitors include other independent computer service companies and divisions of diversified enterprises, as well as the internal IT departments of existing and potential customers. Among the most significant of our competitors are IBM Corporation, Electronic Data Systems Corporation, Affiliated Computer Services, Inc., Computer Sciences Corp., and SunGard Data Systems, Inc.

         While our larger competitors seek to outsource entire IT departments, we often selectively target core IT functions such as computer processing and storage solutions. In doing so, we position ourselves as a partner of the client's IT organization, rather than as a competitive threat.

         We believe that our services are particularly attractive to mid-tier companies that need substantial infrastructure to support their business environment, but are considered "small" compared to the multi-billion dollar engagements signed by our largest competitors. Many mid-market companies perceive larger outsourcers as "inflexible" and "unresponsive" to their smaller-scale requirements. We believe that selective outsourcing enables them to maintain overall control over their IT environment, while benefiting from the scale and efficiency of an outsourcing provider.

DOMAIN NAMES

         We own 14 domain names related to our branding strategy.

GOVERNMENTAL REGULATION

         We are not aware of any specific government regulations governing our services, except piracy laws in effect in relation to the software we sell to our customers.

EMPLOYEES

         We have 12 employees including executive officers and 6 technical employees.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

         As of January 24, 2005, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:


NAME OF DIRECTOR/
EXECUTIVE OFFICER         AGE     POSITION                          PERIOD SERVED
-------------------      -----    ----------------------------      ---------------------------
                                  Chief Executive                   August 19, 2004 to present
L. Joshua Eikov           35      Officer/President

                                  Chief Financial Officer and       August 19, 2004 to present
April J. Green            40      Secretary

Anthony Q. Joffe          62      Chairman of the Board             January 12, 1999 to present

Robert S. Gigliotti       55      Director                          December 11, 1997 to present

Lawrence R Van Etten      67      Director                          May 31, 2000 to present

William O. White          58      Director                          August 19, 2004 to present

         Below are the biographies of each of our officers and directors as of January 24, 2005.

BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

         L. JOSHUA ("JOSH") EIKOV is Chief Executive Officer of NetWorth and has recently been appointed President and a Director of NetWorth Technologies Corp. Mr. Eikov joined NetWorth in January 2004. From the year 2000 to 2003, prior to working at NetWorth, Mr. Eikov was the Managing Director for Virtual Technocrats LLC an SMB consultancy where he helped clients such as Target Email Direct, a provider of interactive and email marketing products and services, in a turnaround and expansion program as their Interim CTO. Just prior to Target Email he was the Chief Strategist at eBRANDsolutions, a branding and marketing firm that consulted to the Global 1000 on issues of eBusiness, product design, digital marketing and branding and international expansion. In 1998, Mr. Eikov founded i-Titan Communications Networks, a manufacturer and designer of wireless broadband products. Due to a lack of funding in 2000, i-Titan filed a petition for bankruptcy under chapter 11 of the U.S. Bankruptcy Code. This bankruptcy was discharged in 2002. Prior to i-Titan, from the year 1995 to 1998, he was the Chief Technologist for Infinite Logic Management a venture capital fund that invested in the telecom and CTI space. Josh served as President and Chief
Executive Officer of DigiCon Technologies, Inc., a computer telephony integration based company that was sold in 1998. DigiCon created and developed a global systems architecture that allowed a user to access their email text-to-speech via any touch-tone or cellular telephone. The company also developed an international data network that had an emphasis in telemedicine, which was accessible via telephone. Prior to founding DigiCon he founded Faceted Information Systems. The company provided consulting services in information technology and financial information systems including, LAN/WAN systems design to Wall Street and institutional clients. Mr. Eikov was also instrumental in the design and construction of FIS-Tech Computers. The company was sold in 1995. Josh attended East Stroudsburg University. He is a member of the Internet Engineering Task Force, Institute of Electrical and Electronics Engineers, the board of directors of Team-Defense.net and .KIDS, Inc.

         ANTHONY Q. JOFFE is Chairman of the Board of Directors and has served as a member of our board of directors since January 12, 1999. In March 1999, Mr. Joffe was elected as chairman. He resigned as president and chief executive officer on May 14, 2001, but remained as chairman of the board and a director. Mr. Joffe holds a degree in Aeronautical Engineering Management from Boston University, Boston, Massachusetts. During the past five years, he has served as Managing Director of NorthStar Capital, an investment banking firm with offices in Stamford, Connecticut and Boca Raton, Florida that specializes in assisting small to mid-size private and publicly traded companies with business and financial planning, acquisition and divestiture, financial public relations and market position advice, and treasury services. He has also founded a boat financing company, currently known as USA Boating. Mr. Joffe served as a member of the Board of Directors of AmeriNet Group.com, Inc. (currently Park City Group, Inc.), a publicly traded Delaware corporation from November 1998 to June 2001.

         ROBERT S. GIGLIOTTI, age 55, is Director and chair of the audit committee. He has served as our Secretary from November 10, 1997 until January 12, 1999, and has served as a member of our board of directors since December 11, 1997, and as a member of our audit committee since May 30, 2000. In 1970, Mr. Gigliotti received a bachelor's degree in business from Alma College, Alma, Michigan, and received his certified public accountant license in 1972. Mr.
Gigliotti currently serves as the managing tax partner of Perrin, Fordree & Company (with which he has been associated since 1976).

         LAWRENCE R. VAN ETTEN is Director and member of the audit committee. Mr. Van Etten was elected as member of our board of directors on May 31, 2000. He graduated from New York Military Academy, Cornwall-On-Hudson, New York in 1954 and attended Gettysburg College, Gettysburg, Pennsylvania from 1954 to 1956 and Marist College, Poughkeepsie, New York from 1981 to 1982. During the past five years, Mr. Van Etten has served as an executive with several companies in the United States and Canada (Vice President, International Digital Communications Systems, Inc., Miami, Florida, Telecommunications Sales, 1996-1998; President TechTel Communications, Inc., Pompano Beach, Florida, CLEC Service Provider, 1998-1999; and he owned and managed his own consulting company LVE & Associates, US & Canada, including several long-term contracts with Toyada Gosei, Best Glove Canada, Remtec, Inc., Prestige Auto and Strategic Health Development Corporation). Much of Mr. Van Etten's recent work experience has dealt with business management systems, materials management, management development, personal computer application software and the Internet. From May 22, 2000 until December 22, 2000, Mr. Van Etten served as acting president and chief operating officer, and until June 13, 2001 as a member of the board of directors, of AmeriNet Group.com, Inc. (currently Park City Group, Inc.), a publicly traded Delaware corporation.

         WILLIAM "BILL" WHITE is General Manager of NetWorth Technologies Inc and a Director. Mr. White purchased D W Academy, d/b/a PC Xperts!, in 1999. Since the purchase of the company, Mr. White has been its President, instrumental in its day-to-day operations. PC Xperts! was the original company that became NetWorth Technologies. Upon the reorganization on August 20, 2004, Mr. White was appointed General Manger of the subsidiary, NetWorth Systems, Inc. Mr. White is also a director of NetWorth Technologies, Inc. Bill has been designing and implementing accounting systems and training clients for 30 years.

         APRIL J. GREEN is Chief Financial Officer and Secretary. Ms. Green joined NetWorth in July of 2004. Prior to joining us, Ms. Green held various positions of increasing responsibility as the CFO of The Singing Machine Company, Inc (AMEX: SMD). She joined The Singing Machine in June of 1999 as the corporate controller and was promoted to the position of Director of Finance and Administration in January 1, 2000. Prior to joining us, Ms. Green held various positions with Monogram International, a large, Florida-based novelty and toy company from February 1993 to June 1999. At Monogram, Ms. Green rose from Staff Accountant to Controller. Prior to February 1993, she served in a variety of financial positions in the automotive industry in the Tampa area. Ms. Green is a Certified Public Accountant in the State of Florida, a member of the American Institute of certified public accountants (AICPA), The Association of Certified Fraud Examiners, Institute of Internal Auditors and a member of the American Woman's Society of CPA's.

INVOLVEMENT IN LEGAL PROCEEDINGS

         Mr. Eikov, our Chief Executive Officer, founded and served as the Chief Executive Officer of i-Titan Communications Networks at the time of its incorporation in the State of Florida on December 28, 1999. In 2000, the company filed for bankruptcy under chapter 11 of the U.S. Bankruptcy Code. The bankruptcy was discharged in 2002. Other than the bankruptcy action disclosed herein, none of our executive officers or directors have been involved in any bankruptcy proceedings.

         None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

         None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

         None of our executive officers or directors is the subject of any pending legal proceedings.

AUDIT COMMITTEE AND FINANCIAL EXPERT

         Our audit committee consists of two members of our board of directors, Robert Gigliotti and Lawrence Van Etten. Our audit committee financial expert is Mr. Gigliotti, CPA, and he is "independent" within the meaning of Item
7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Gigliotti is the chairman of our audit committee.

CODE OF ETHICS

         We have adopted a corporate code of ethics that applies to all of our employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal year ended December 31, 2003, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the "Named Executive Officers"), with respect to services rendered by such persons to NetWorth Technologies and its subsidiaries.

                                                    SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                      --------------------------------------------         ----------------------------------------------
                                                                                             SECURITIES
NAME AND PRINCIPAL                                          OTHER           RESTRICTED       UNDERLYING         OTHER
  POSITION            YEAR     SALARY        BONUS    COMPENSATION (1)     STOCK AWARDS       OPTIONS        COMPENSATION
-------------------   ----     ------        -----    ------------         ------------      -----------     ------------
L. Joshua Eikov
CEO and Director      2004    $46,460          -0-           1,181                 -0-               -0-              -0-

William O. White(2)   2003    $49,200          -0-          10,157                 -0-               -0-              -0-
President and Owner   2002    $61,200          -0-           8,197                 -0-               -0-              -0-
NetWorth LLC and
PC Xperts!

--------------------
(1)      Other compensation consists of the cost of health insurance provided by the company.

(2)      Mr. White served as President of the original company,  PC Xperts,  until the  reorganization of that company in
         August, 2004.


COMPENSATION OF DIRECTORS

         Our directors are compensated monthly for their services as directors with the issuance of shares of common stock. These shares are not registered and are subject to Rule 144.

OPTIONS

         As of December 31, 2004, we have no options outstanding.

EXECUTIVE EMPLOYMENT AGREEMENTS

         L. JOSHUA EIKOV. On March 1, 2004, we entered into a three-year employment agreement with Mr. Eikov, our Chief Executive Officer, expiring on February 28, 2007. Mr. Eikov's employment agreement will be automatically extended for an additional year, unless either party gives written notice at least forty-five days prior to the end of the three-year term. Pursuant to Mr. Eikov's employment agreement, he is entitled to receive base compensation of $82,000 per year, which amount automatically increases during the second and third fiscal years by not less than 10%. The agreement also provides for an annual bonus, as determined by the Board of Directors, in its sole discretion. In the event of a termination of his employment (as defined in his employment agreement), Mr. Eikov is entitled to a lump sum payment equal to two months of the then current salary or the amount remaining on the contract, whichever is least.

                             DESCRIPTION OF PROPERTY

         We do not own any real property. NetWorth Technologies maintains its corporate offices at 6499 NW 9th Avenue Fort Lauderdale, Florida. These premises are leased from a non-affiliated person, under a lease that ends March 2008. The facility of 1,930 square feet has an annual rent of $27,000 which is net of janitorial charges. The lease contains 5% increases to occur annually every March of the lease term. These premises are adequate for our plans for the near future and if additional space is required, it is available on acceptable terms.

                                LEGAL PROCEEDINGS

         NetWorth Technologies has no legal proceedings pending.


                                                   PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth  information with respect to the beneficial  ownership of our common stock as of January
25, 2005 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding  common stock;  (ii) each of our directors or those nominated to be directors,  and executive  officers;  and (iii) all of our directors and executive officers as a group.

----------------------------------------------------------------------------------------------------------------------------
                             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
----------------------------------------------------------------------------------------------------------------------------
                                NAME AND ADDRESS                AMOUNT AND NATURE OF BENEFICIAL           PERCENTAGE
  TITLE OF CLASS               OF BENEFICIAL OWNER                         OWNERSHIP                     OF CLASS(1)
------------------- ------------------------------------------ ----------------------------------- -------------------------
Common Stock        Benjamin Filippelli                                      1,620,367                        11.0%
                    9715 Arbor Oaks Court #106;
                    Boca Raton, Florida  33328

Common Stock        Daniel White                                             1,620,367                        11.0%
                    8613 Windy Circle; Boynton Beach,
                    Florida  33437

Preferred Stock     Tucker Family Spendthrift Trust (2)                         70,412                        50.1%
                    1801 Clint Moore Rd. # 108;
                    Boca Raton, Florida 33487

Preferred Stock     Calvo Family Spendthrift Trust (2)                          70,242                        49.9%
                    1941 Southeast 51st Terrace;
                    Ocala, Florida  34471


----------------------------------------------------------------------------------------------------------------------------
                                               SECURITY OWNERSHIP OF MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------
                                NAME AND ADDRESS                AMOUNT AND NATURE OF BENEFICIAL           PERCENTAGE
  TITLE OF CLASS               OF BENEFICIAL OWNER                         OWNERSHIP                     OF CLASS(1)
------------------- ------------------------------------------ ----------------------------------- -------------------------
Common Stock      L. Joshua Eikov                                            1,820,367                        12.4%
                  560 Lavers Circle #146;
                  Delray Beach, Florida  33444

Common Stock      Anthony Q. Joffe                                             436,850                         3.0%
                  101 Southwest 11th Avenue;
                  Boca Raton, Florida 33486

Common Stock      Robert S. Gigliotti                                          156,150                         1.1%
                  901 Wilshire Drive, Suite 400;
                  Troy, Michigan 48084

Common Stock      Lawrence R. Van Etten                                        257,265                         1.9%
                  1601 North 15th Terrace;
                  Hollywood, Florida 33020

Common Stock      William O. White                                           1,620,367                        11.0%
                  723 SW Aruba Bay;
                  Port St. Lucie, Florida  34986

Common Stock      April J. Green                                               309,078                         2.1%
                  259 NW 95 Terrace,
                  Coral Springs, Florida 33071

                  All officers and directors as a group                      4,600,077                        31.5%


---------------
(1)      Applicable percentage of ownership is based on 14,721,205 shares of common stock outstanding as of January 24, 2005 for each  stockholder.  Beneficial  ownership is determined  in accordance  with the rules of the SEC and generally includes  voting of  investment  power with respect to  securities.  Shares of common stock  subject to  securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 24,  2005 are deemed to be  beneficially  owned by the person  holding  such  options for the purpose of computing  the  percentage  of ownership of such  persons,  but are not treated as  outstanding  for the purpose of computing the percentage ownership of any other person.

(2)      Indicates  beneficial owners of 5% or more of our total outstanding  shares of preferred stock which is convertible into our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have received loans in the aggregate amount of $135,509 from our Director, Mr. William White. The loans accrue interest at between 5% and 7% and are variable, based on the prime rate. The funds were used to pay for the operations of the business. These loans have been recorded as a related-party transaction on our financial statements. The balance of the loan outstanding at December 31, 2004 was $97,388.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS


         (a)      MARKET INFORMATION

         "Bid" and "asked" offers for the common stock are listed on the NASDAQ Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc. Our common stock began trading on the Over-the-Counter Bulletin Board on July 29, 1996, under the trading symbol, "CLME.OB." As of December 30, 2004 our stock is being traded under the symbol "NWRT.OB."

         The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         YEAR 2002                                   HIGH BID          LOW BID
         --------------------------------            --------          -------
         Quarter Ended March 28, 2002                 $0.04            $0.025
         Quarter Ended June 28, 2002                  $0.065           $0.03
         Quarter Ended September 28, 2002             $0.06            $0.021
         Quarter Ended December 31, 2002              $0.025           $0.005

         YEAR 2003                                   HIGH BID          LOW BID
         --------------------------------            --------          -------
         Quarter Ended March 31, 2003                 $0.065           $0.015
         Quarter Ended June 30, 2003                  $0.05            $0.015
         Quarter Ended September 30, 2003             $0.02            $0.015
         Quarter Ended December 31, 2003              $0.25            $0.011

         YEAR 2004                                   HIGH BID          LOW BID
         --------------------------------            --------          -------
         Quarter Ended March 31, 2004                 $0.03            $0.01
         Quarter Ended June 30, 2004                  $0.014           $0.011
         Quarter Ended September 30, 2004             $0.021           $0.016
         Quarter Ended December 31, 2004              $0.018           $0.006

         (b)      HOLDERS OF COMMON STOCK

         As of January 24, 2005, we had approximately 375 shareholders of our common stock and 14,721,205 shares of our common stock were issued and outstanding.

         (c)      DIVIDENDS

         We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

         (d)      SECURITIES  AUTHORIZED FOR ISSUANCE UNDER EQUITY  COMPENSATION
PLANS


                                                                                                      NUMBER OF SECURITIES
                                                                                                      REMAINING AVAILABLE
                                                                                                      FOR FUTURE ISSUANCE
                                                    NUMBER OF SECURITIES                                  UNDER EQUITY
                                                      TO BE ISSUED UPON        WEIGHTED AVERAGE        COMPENSATION PLANS
                                                         EXERCISE OF           EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                                    OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,         REFLECTED IN
                                                     WARRANTS AND RIGHTS      WARRANTS AND RIGHTS         COLUMN (a))
PLAN CATEGORY                                                (a)                      (b)                     (c)
-------------------------------------------------   --------------------     --------------------     --------------------
Equity compensation plans approved by security
  holders                                                  5,000,000                      (1)               5,000,000

Equity compensation plans not approved by equity
  holders                                                          0                      N/A                       0

Total                                                      5,000,000                      (1)               5,000,000


----------------
(1)      The exercise price is to be determined by our stock option committee on a case-by-case basis.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.10 par value per share. As of January 24, 2005, there were 14,721,205 outstanding shares of common stock. We are authorized to issue 1,000,000 shares of preferred stock but to date we have issued 140,654 shares of convertible non-voting preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder or fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

         On August 20, 2004, after the close of business, we executed a definitive Reorganization Agreement with NetWorth Systems, Inc. a Florida corporation engaged in the business of providing IT management and IT auditing services. Pursuant to the terms of the agreement, we acquired all of the issued and outstanding shares of common stock of NetWorth systems, Inc. in exchange for the issuance of 75,000,002 (7,500,000 shares post split) shares of our common stock, which previously represented approximately 60% of our issued and outstanding shares of common stock. Fifteen million shares (1,500,000 shares post split), or 20% of the total shares above, are being held in escrow for the discharge of any undisclosed liabilities or other violations of the agreement. This stock will be reissued from the escrow agent to the old shareholders of NetWorth Systems, Inc. after completion of the audit of the financial statements for the year ending December 31, 2004.

PREFERRED STOCK

         We are authorized to issue 1,000,000 shares of $0.01 par value preferred stock, of which 140,654 shares are outstanding as of December 30, 2004. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the directors in their sole discretion, at the time of issuance.

CONVERTIBLE DEBENTURES

         We have secured convertible debentures convertible into shares of our common stock. These secured convertible debentures accrue interest at a rate of 5% per year and mature nine months from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average prices of our common stock for the thirty (30) trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon three (3) business days' notice for 120% of the amount redeemed.

LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of NetWorth Technologies. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NetWorth Technologies pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of NetWorth Technologies that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with NetWorth Technologies' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of NetWorth Technologies by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On October 4, 2004, Salberg & Company, P.A., was dismissed as our independent registered public accounting firm.

         The report issued by Salberg in connection with financial statements of NetWorth (formerly Colmena Corp.) for each of its two most recent fiscal years ended September 30, 2003, and September 30, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the report of the financial statements for both years contained a paragraph expressing substantial doubt regarding the our ability to continue as a going concern.

         During our two most recent fiscal years ended September 30, 2003, and September 30, 2002, and the later interim period preceding the dismissal of Salberg on October 4, 2004, there have been no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B), if not resolved to the satisfaction of Salberg, would have caused Salberg to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

         A copy of Salberg's letter to the SEC, dated October 5, 2004, regarding its agreement with the foregoing statements is attached as Exhibit 16.1 to our 8-K/A filed on October 15, 2004.

ENGAGEMENT OF NEW INDEPENDENT PUBLIC ACCOUNTING FIRM

         On October 4, 2004, our audit committee approved the engagement of Webb & Company, P.A. as our independent registered public accounting firm effective for the fiscal quarter ended September 30, 2004.

         Webb & Company was responsible for auditing the financial statements of PC-Xperts!, Inc. for the fiscal years ended December 31, 2003 and December 31, 2002, which were required to complete the reorganization between NetWorth Technologies and NetWorth on August 20, 2004.

         During our two most recent fiscal years ended September 30, 2003, and September 30, 2002, and the later interim period through the date of our engagement with Webb & Company, on October 4, 2004, neither NetWorth Technologies nor anyone on our behalf consulted with Webb & Company, regarding any of the matters of events set forth in Item 304(a)(2)(i) of Regulation S-B.

                                     EXPERTS

         The financial statements for the fiscal years ended December 31, 2003 and 2002, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Webb & Company, P.A., independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the reports of Webb & Company, P.A., given upon their authority as experts in accounting and auditing.

TRANSFER AGENT

         The transfer agent for our common stock is Olde Monmouth Stock Transfer Company, Inc. Their address is 200 Memorial Parkway Atlantic Highlands, New Jersey 07716, and their telephone number is (732) 872-2727.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart, LLP, Miami, Florida will pass on the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to E/S Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by NetWorth Technologies with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as NetWorth Technologies which filed electronically with the SEC at the following Internet address: (http://www.sec.gov).

                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS

                                                                            PAGE
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004 (UNAUDITED)
Consolidated Balance Sheet as of  September 30, 2004.........................F-2
Consolidated Statement of Operations for the Nine Months
   Ended September 30, 2004 and 2003.........................................F-3
Consolidated Statement of Cash Flows for the Nine Months
   Ended September 30, 2004 and 2003.........................................F-4
Notes to Financial Statements..........................................F-5 - F-9

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003 (AUDITED)
Report of Independent Registered Public Accounting Firm.....................F-10
Consolidated Balance Sheet for the Year Ended December 31, 2003.............F-11
Consolidated Statement of Operations Members Deficiency for the
   Year Ended December 31, 2003.............................................F-12
Consolidated Statement of Cash Flow Ended December 31, 2003.................F-13
Notes to Financial Statements........................................F-14 - F-18

FINANCIAL STATEMENTS FOR DECEMBER 31, 2002 (AUDITED)
Report of Independent Registered Public Accounting Firm.....................F-19
Balance Sheet for the Year Ended December 31, 2002..........................F-20
Statement of Operations for the Year Ended December 31, 2002................F-21
Statement of Changes in Shareholder Deficiency for the
   Year Ended December 31, 2002.............................................F-22
Statement of Cash Flows for the Year  Ended December 31, 2002...............F-23
Notes to Financial Statements............................................F-24-28

                           NETWORTH TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                  ASSETS

CURRENT ASSETS
  Cash                                                               $    9,270
  Accounts receivable, net                                               35,015
  Prepaid expenses and other current assets                               7,715
                                                                     ----------
    Total Current Assets                                                 52,000

PROPERTY AND EQUIPMENT, NET                                              23,581

OTHER NON-CURRENT ASSETS
  Deposits                                                                2,387
                                                                     ----------
    Total Non-Current Assets                                              2,387
                                                                     ----------
    TOTAL ASSETS                                                     $   77,968
                                                                     ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses                              $  285,103
  Deferred revenue                                                      100,772
  Loans payable - related party                                         102,886
                                                                     ----------
    Total Current Liabilities                                           488,761

STOCKHOLDERS' DEFICIT
  Preferred Stock ($0.001 par value;  10,000,000  shares
    authorized;  no shares issued and  outstanding)                          --

Convertible  preferred  stock  ($0.01 par value;
  1,000,000 shares Authorized; 140,654 shares issued and outstanding)     1,407

  Common  Stock  ($0.10 par value;  100,000,000  shares  authorized;
    13,907,618 shares issued and outstanding)                         1,390,762

Additional   paid-in  capital                                        (1,139,750)

Accumulated deficit                                                    (663,212)
                                                                     ----------
    Total Stockholders' Deficit                                        (410,793)
                                                                     ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $   77,968
                                                                     ==========


    The accompanying notes are an integral part of these financial statements

                           NETWORTH TECHNOLOGIES, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,
                                       --------------------------
                                              CONSOLIDATED
                                       --------------------------
                                           2004           2003
                                       -----------    -----------
REVENUE
  Service                              $   337,766    $    80,479
  Systems and software                     415,720        504,708
                                       -----------    -----------
    Total Revenue                          753,486        585,187
                                       -----------    -----------
COST OF GOODS SOLD                         292,803        209,142
                                       -----------    -----------
GROSS PROFIT                               460,683        376,045

OPERATING EXPENSES

  Compensation                             176,241        143,870

  Stock Compensation                       224,589             --

  Advertising                              196,576          3,084

  Impairment of Goodwill                    71,343             --

  Settlement Charge                         51,203             --

  General and administrative expense       213,202        114,723
                                       -----------    -----------
    Total Operating Expenses               933,154        261,677
                                       -----------    -----------
LOSS FROM OPERATIONS                      (472,471)       114,368

OTHER INCOME (EXPENSE)

  Interest expense                         (10,405)        (4,423)

  Other income                                  26             --
                                       -----------    -----------
    Total Other Income (Expense)           (10,379)        (4.423)
                                       -----------    -----------
NET LOSS                               $  (482,850)   $   109,945
                                       ===========    ===========
BASIC AND DILUTED:

LOSS PER SHARE                         $    (0.065)   $     0.015
                                       ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING      7,426,649    $ 7,500,000
                                       ===========    ===========


   The accompanying notes are an integral part of these financial statements

                           NETWORTH TECHNOLOGIES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                        FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,
                                                      ----------------------
                                                           CONSOLIDATED
                                                      ----------------------
                                                         2004         2003
                                                      ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                            $(482,850)   $ 109,945

  Adjustments  to  reconcile net income to net cash
   provided by operating activities:
    Depreciation                                         13,673        5,959
      Bad debt                                           11,566
      Impairment of Goodwill                             71,343
      Stock issued for services                         224,589
    Changes in operating assets and liabilities:
      (Increase) decrease in:
      Accounts receivable                               (23,752)     (13,982)
      Prepaid expenses                                      (96)      (6,073)
      Increase (decrease) in:
      Accounts payable and accrued expenses             185,276      (54,816)
      Deferred revenue                                    8,590      (18,972)
                                                      ---------    ---------
        Net Cash Provided By Operating Activities         8,339       22,061
                                                      ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                     (1,907)     (33,971)
                                                      ---------    ---------
    Net Cash Used in Investing Activities                (1,907)     (33,971)
                                                      ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on related party loan                           (976)     (32,775)
  Distributions to stockholder                          (17,769)      26,621
                                                      ---------    ---------
    Net Cash Used in Financing Activities               (18,745)      (6,154)
                                                      ---------    ---------

NET DECREASE IN CASH                                    (12,313)     (18,064)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         21,583       35,920
                                                      ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD            $   9,270    $  17,856
                                                      =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the year for:
  Interest                                            $  10,405    $   4,423
                                                      =========    =========


   The accompanying notes are an integral part of these financial statements

                           NETWORTH TECHNOLOGIES, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

On August 20, 2004, after the close of business, we executed a definitive Reorganization Agreement with NetWorth Systems, Inc. a Florida corporation engaged in the business of providing IT management and IT auditing services. Pursuant to the terms of the agreement, we acquired all of the issued and outstanding shares of common stock of NetWorth systems, Inc. in exchange for the issuance of 75,000,002 (7,500,000 shares post split) shares of our common stock, which represents approximately 60% of our now currently issued and outstanding shares of common stock. Fifteen million shares (1,500,000 shares post split), or 20% of the total shares above, are being held in escrow for the discharge of any undisclosed liabilities or other violations of the agreement. This stock was reissued from the escrow agent to the old shareholders of NetWorth Systems, Inc. after completion of the audit of the financial statements for the year ending December 31, 2004.

NetWorth provides a broad range of IT consulting, technology services and IT outsourcing solutions to many industries in the South Florida market.

(B) BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature.

These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2003 and notes thereto contained in the Report on Form 8-K of NetWorth Technologies Inc. ("our Company" or the "Company") as filed with the Securities and Exchange Commission (the "Commission") on August 25, 2004. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results for the full fiscal year ending December 31, 2004.

(C) RECLASSIFICATIONS

Certain prior period amounts have been reclassified for comparability.

(D) CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents also include demand deposits with banks.

(E) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(F) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

(G) INCOME TAXES

The Company is subject to corporate income tax under standard I.R.S. Code. As there have been losses in the past and this quarter is a loss, no provision for income tax has been included in the accompanying financial statements.

(H) BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

(I) REVENUE RECOGNITION

The Company recognizes revenue from services provided to customers as the services are provided and earned. Revenue is recognized on the sale of computer equipment and software upon delivery of the equipment and software, along with applicable licenses to customers. The Company also has contracts with customers for the maintenance of their networks, computers and systems. These contracts are for a set number of hours to be used within a specified period of time. The Company recognizes revenue on these hours on a monthly basis as the maintenance occurs.

(J) ADVERTISING COSTS

Advertising costs are expenses as incurred and include barter transactions. Revenues from barter transactions, in accordance with the provisions of Accounting Principles Board Opinion No. 29 ("APB 29"), "Accounting for Nonmonetary Transactions," are recognized during the period in which the advertisements occur. Under the provisions of APB 29, barter transactions are recorded at the fair value of the goods or services received. For the nine month period ended September 30, 2004, the Company recognized $174,050, in revenue related to these barter transactions, which was valued using the standard advertising costs charged by the third party.

Other advertising costs, such as advertising on web sites geared to our business, are expensed as incurred. These expenses were $22,526 for the nine months ended September 30, 2004.

(K) NEW ACCOUNTING PRONOUNCEMENTS

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to NetWorth Systems' consolidated financial statements.

NOTE 2.  ACCOUNTS RECEIVABLE

The Company's allowance for doubtful accounts is based on management's estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be an amount sufficient to respond to normal business conditions. Management sets 100% reserves for customers in bankruptcy and other reserves based upon historical collection experience. Should business conditions deteriorate or any major customer default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact on operations. For the nine months ended September 30, 2004, the Company has recorded an allowance for doubtful accounts of $11,566.

NOTE 3.  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at September 30, 2004:

         Furniture and fixtures                                    $   7,449
         Computer equipment                                           38,332
         Equipment                                                     9,146
         Less: accumulated depreciation                              (31,346)
                                                                   ---------
         Property and equipment, net                               $  23,581
                                                                   =========

Depreciation expense for the nine months ended September 30, 2004 was $13,673.

NOTE 4.  REVERSE MERGER

On August 20, 2004, NetWorth Technologies Corp. consummated an agreement with NetWorth Systems, Inc., a Florida corporation, pursuant to which NetWorth Technologies, Inc. exchanged 100% of the then issued and outstanding shares of common stock for 75,000,002 shares (7,500,000 shares post split) or approximately 60% of the outstanding common stock of NetWorth Technologies, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (NetWorth Technologies, Inc.) and as a reorganization by the accounting acquiree (NetWorth Systems). Fifteen million shares (1,500,000 shares post split), 20% of the total shares above, are being held in escrow for the discharge of any undisclosed liabilities or other violations of the Agreement by NetWorth. This stock will be reissued from the escrow agent to the old shareholders of NetWorth after completion of the audit of the financial statements for the year ending December 31, 2004. The agreement also contained a clause about the future earnings of the company. If net income before taxes for the year ended December 31, 2005 meets or exceeds $250,000 then additional shares of common stock will be issued to the old NetWorth shareholders in order to give them a total of 80% of the then outstanding shares of NetWorth
Technologies. If this goal is not met, the number of additional shares to be issued will be adjusted in direct proportion to the percentage of net income before tax actually earned. The minimum net income before tax that must be earned is $125,000.

Accordingly, the financial statements include the following:

(1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2) The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

NOTE 5.  LOANS PAYABLE - RELATED PARTIES

The Company has received advances of funds for operations from a director. The director charges the Company the interest that is charged to him on these funds. The rate ranges from 5% to 7% and is variable based on the prime rate. At September 30, 2004, the amount due to the director was $99,073.

As of September 30, 2004, the Company had received advances of $3,813 from two related parties. These advances bear interest at the prime rate plus two percentage points and are due upon demand.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

(A) OPERATING LEASE

The Company leases office space, which requires base monthly payments of $2,387 through March 31, 2008.

Future minimum lease payments are approximately as follows:

         Year Ending December 31,
         2004                                         $  29,715
         2005                                         $  31,201
         2006                                         $  32,761
         2007                                         $  34,399
         2008                                         $   8,703

Rent expense for the nine months ended September 30, 2004 was $30,137.

NOTE 7.  RELATED PARTY TRANSACTIONS

See Note 5 above.

NOTE 8.  STOCKHOLDERS' DEFICIT

(A) OPTIONS AND WARRANTS

As of September 30, 2004, there were no outstanding options or warrants for the Company.

(B) STOCK ISSUED FOR SERVICES

Shares issued for services are valued based on the fair value of the shares on the date of grant.

Prior to the reverse merger, NetWorth issued shares of common stock in the company to individuals as follows: (i) 6,317,523 shares to employees, (ii) 700,000 shares to outside consultants and (iii) 666,667 shares to attorneys. The expenses associated with the issuance of these shares were recorded in the financial statements at September 30, 2004 as follows: $76,842 to stock compensation expense, $7,000 to management fees, and $6,667 to legal expenses.

On August 23, 2004, the board of directors authorized the issuance of 6.5 million shares (650,000 shares post split) of common stock to four directors as payment for completing the reverse merger due diligence and documentation. On October 1, 2004, the board of directors authorized continuance of the compensation of directors on a monthly basis with the issuance of common stock. At this time the directors and officers of NetWorth Technologies receive a total of 104,000 shares (10,400 shares post split) of common stock per month. In accord with these two agreements, there were 6,704,000 shares (670,400 shares post split) of common stock that had not been issued by the Company's transfer agent, but were included in the common stock and earnings per share calculations. The expenses associated with these issuances were $134,080 and were included in stock compensation expense at September 30, 2004.

(C) STOCK ISSUED IN REVERSE MERGER

On August 20, 2004, upon close of the transaction between NetWorth Technologies and NetWorth, 75,000,002 shares (7,500,000 shares post split) of NetWorth Technologies' common stock were issued in exchange for a 100% interest in NetWorth Systems, Inc.

(D) COMMON STOCK SPLIT

On October 18, 2004, the Company's board of directors authorized declaration of a 1 for 10 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

(E) EARNINGS PER SHARE

Weighted average basic shares for the nine month period ended September 30, 2004 were 7,426,649. These calculations are post split. The calculation of diluted earnings per share was eliminated, as there were no common stock equivalents at September 30, 2004 and 2003.

NOTE 9.  GOING CONCERN

As reflected in the accompanying financial statements, the Company has a stockholders' deficit of $410,793 and a working capital deficiency of $436,761. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate additional revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that the actions presently being taken to raise additional capital and generate additional revenues provide the opportunity for the Company to continue as a going concern.

NOTE 10.  SUBSEQUENT EVENTS

(A) SETTLEMENT AGREEMENT

On March 8, 2004, the Company acquired 100% of the assets and liabilities of Brilliant Computers, a sole proprietorship existing under the laws of the state of Florida. The terms of the transaction include cash payments over the next three years of $118,600 and an equity component consisting of 1,300,000 shares of the Company's stock valued at $236,670. The members' equity was valued at the book value of the Company on the date of the merger. In exchange the assets and certain liabilities were transferred to the Company. On September 30, 2004, the company made the decision to divest itself of Brilliant Computers and a settlement agreement with Brilliant Computers was executed on November 5, 2004. The settlement voids the transaction of March 8, 2004 and returns all assets and liabilities of Brilliant Computers. In addition, Brilliant computers will receive payments totaling $70,000 over the next three months. In addition, the payment of this sum in full will entitle NetWorth Technologies Corp. to have the 1,879,713 shares of common stock outstanding and issued to Sales and Marketing Group of South Florida be returned to the treasury of the company. This stock will be held by an escrow agent until the monetary portion of the agreements has been paid.

(B) REVERSE STOCK SPLIT

On October 18, 2004, the board of directors of NetWorth Technologies authorized its executive management to pursue a 1:10 reverse stock split of the Company's common stock. This subsequent event requires restatement of prior period financial statements and as such, the statements and notes to these statements have been prepared as if the split had already been effected. The split was effected December 16, 2004.

(C) NAME CHANGE

On October 18, 2004, the board of directors of NetWorth Technologies authorized the company to change its name to NetWorth Technologies, Inc.

(D) FINANCING ARRANGEMENTS

On July 5, 2004, the company entered into an agreement with Knightsbridge Capital, whereby Knightsbridge would help the company attain capital financing. As of October 6, 2004, the company has the following commitments for financing:

CONVERTIBLE DEBENTURES. The company currently has commitments for the issuance of $600,000 of debentures that are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the lowest volume weighted average price of the common stock for the thirty trading days immediately preceding the conversion date. The convertible debentures are secured by all of NetWorth Technologies Corp's assets. The debentures are convertible in nine months and carry registration rights.

STANDBY EQUITY DISTRIBUTION AGREEMENT. Pursuant to a Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 every 7 trading days. Cornell Capital Partners will pay us 95% of, or a 10% discount to, the lowest closing bid price of the common stock during the 5 consecutive trading days immediately following the notice date. Cornell Capital Partners will be paid a one-time commitment fee of $290,000, payable by the issuance of 1,000,000 shares of common stock. In addition, Cornell Capital Partners will be entitled to retain 10% of each advance under the Standby Equity Distribution Agreement and a promissory note in the amount of $190,000. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. The Company can not begin selling the stock to Cornell until a registration statement has been filed and declared effective by the Securities and Exchange Commission.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Members of:
NetWorth, LLC

We have audited the accompanying balance sheet of NetWorth, LLC as of December 31, 2003, and the related statements of operations and members' equity and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of NetWorth, LLC as of December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a members' deficiency of $134,763 and a working capital deficiency of $ 246,226. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Webb & Company, P.A.
------------------------
WEBB & COMPANY, P.A.

Boynton Beach, Florida
August 16, 2004

                                  NETWORTH, LLC
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2003

                                     ASSETS

CURRENT ASSETS
  Cash                                                      $  21,583
  Accounts receivable, net                                     22,829
  Prepaid expenses and other current assets                     5,233
                                                            ---------
    Total Current Assets                                       49,645

PROPERTY AND EQUIPMENT, NET                                    35,346

OTHER NON-CURRENT ASSETS
  Security deposits                                             4,774
  Goodwill                                                     71,343
                                                            ---------
    Total Non-Current Assets                                   76,117
                                                            ---------
    TOTAL ASSETS                                            $ 161,108
                                                            =========

                      LIABILITIES AND MEMBERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                     $  99,828
  Deferred revenue                                             92,182
  Loans payable - related party                               103,861
                                                            ---------
    Total Current Liabilities                                 295,871

MEMBERS' DEFICIENCY                                          (134,763)
                                                            ---------
TOTAL LIABILITIES AND MEMBERS' DEFICIENCY                   $ 161,108
                                                            =========


                See accompanying notes to financial statements.

                                  NETWORTH, LLC
                 STATEMENT OF OPERATIONS AND MEMBERS' DEFICIENCY
                      FOR THE YEAR ENDED DECEMBER 31, 2003

REVENUE
  Service                                                   $ 493,906
  Systems and software                                        357,586
                                                            ---------
    Total Revenue                                             851,492
                                                            ---------

COST OF GOODS SOLD                                            291,934
                                                            ---------

GROSS PROFIT                                                  559,558

OPERATING EXPENSES
  Compensation                                                221,738
  Rent                                                         27,416
  General and administrative expense                          184,467
                                                            ---------
    Total Operating Expenses                                  433,621
                                                            ---------

INCOME FROM OPERATIONS                                        125,937

OTHER INCOME (EXPENSE)
  Interest expense                                             (4,423)
                                                            ---------
    Total Other Income (Expense)                               (4,423)
                                                            ---------

NET INCOME                                                    121,514

MEMBERS' DEFICIENCY AT BEGINNING OF PERIOD                   (276,277)
CAPITAL CONTRIBUTIONS                                          20,000
                                                            ---------
MEMBERS' DEFICIENCY AT END OF PERIOD                        $(134,763)
                                                            =========


                See accompanying notes to financial statements.

                                  NETWORTH, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $ 121,514
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                               18,564
  Changes in operating assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                                      18,647
      Prepaid expenses                                         (5,233)
      Other expenses                                           (2,962)
  Increase (decrease) in:
      Accounts payable                                         32,297
      Accrued expenses                                         (9,073)
      Customer deposits                                       (47,000)
      Deferred revenue                                       (101,471)
                                                            ---------
        Net Cash Provided By Operating Activities              25,283
                                                            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired in merger                                       9,095
                                                            ---------
        Net Cash Provided By Investing Activities               9,095
                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party loan                            (31,648)
  Payment on note payable                                     (17,067)
                                                            ---------
        Net Cash Used In Financing Activities                 (48,715)
                                                            ---------

NET DECREASE IN CASH                                          (14,337)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               35,920
                                                            ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $  21,583
                                                            =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                $   4,423
                                                            =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2003, the Company acquired the net assets of Advanced PC Solutions for 50% of the equity of the Company, valued at $20,000.

                See accompanying notes to financial statements.

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

NetWorth, LLC was formed as a limited liability corporation under the laws of the State of Florida on March 10, 2003. D.W. Academy, Inc. d/b/a PC-Xperts! ("PC") and Advanced PC Solutions ("APCS") were merged to form NetWorth, LLC on that date. The transaction was treated as a purchase of APCS by D.W. Academy, Inc. d/b/a PC-Xperts! and was valued at the fair value of the assets acquired and liabilities assumed on the date of purchase. The statement of operations includes the activity of PC-Xperts! for the year ended December 31, 2003 and APCS from the date of acquisition (March 10, 2004) through December 31, 2004. The Company is engaged in providing network and software development for businesses in the South Florida area. The Company also sells and services Enterprise Report Management (ERM) software packages as a value added reseller (See Note 4).

(B) CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents also include demand deposits with banks.

(C) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

(E) INCOME TAXES

The members of the Company have elected to be taxed as a partnership. Therefore, income or loss of the Company is taxed directly to each member of the Company. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(F) BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

(G) REVENUE RECOGNITION

The Company recognizes revenue from services provided to customers as the services are provided and earned. Revenue is recognized on the sale of computer equipment and software upon delivery of the equipment and software, along with applicable licenses to customers. The Company also has contracts with customers for the maintenance of their networks, computers and systems. These contracts are for a set number of hours to be used within a specified period of time. The Company recognizes revenue on these hours on a monthly basis as the maintenance occurs.

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

(H) ADVERTISING COSTS

Advertising costs are expenses as incurred. Advertising expense totaled $6,122 for the year ended December 31, 2003.

(I) NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective prospectively for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

NOTE 2.  ACCOUNTS RECEIVABLE

The Company's allowance for doubtful accounts is based on management's estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be an amount sufficient to respond to normal business conditions. Management sets 100% reserves for customers in bankruptcy and other reserves based upon historical collection experience. Should business conditions deteriorate or any major customer default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact on operations. For the year ended December 31, 2003, the Company considers all accounts receivable fully collectable and therefore has not recorded a provision for doubtful accounts.

NOTE 3.  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2003:

         Furniture and fixtures                             $   7,449
         Computer equipment                                    37,483
         Equipment                                              8,087
         Less: accumulated depreciation                       (17,673)
                                                            ---------
         Property and equipment, net                        $  35,346
                                                            =========

Depreciation expense for the year ended December 31, 2003 was $ 18,564.

NOTE 4.  ACQUISITION OF ASSETS

During March 2003, the Company acquired 100% of the assets and liabilities of Advanced PC Solutions, a Florida company, in exchange for 50% of the members' equity of the Company. The members' equity was valued at the book value of the Company on the date of the merger. The acquisition was accounted for under the purchase method of accounting, and accordingly the results of operations are included in the accompanying financial statements from March 10, 2003, the effective date.

The following information reflects the fair market values of the assets acquired and the liabilities assumed:

         Cash                                               $   9,095
         Accounts receivable                                   26,270
         Property and equipment                                44,630
         Accounts payable                                     (13,812)
         Accrued liabilities                                   (3,265)
         Customer deposits                                   (114,261)
         Equity                                               (20,000)
                                                            ---------
                                                            $  71,343
                                                            =========

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

NOTE 5.  MEMBER LOANS

The Company has received advances of funds for operations from a member. The member charges the Company the interest that is charged to him on these funds. The rate ranges from 5% to 7% and is variable based on the prime rate. At December 31, 2003, the amount due to the member was $103,861.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

(A) OPERATING LEASE

The Company leases office space, which requires base monthly payments of $2,387 through March 31, 2008.

Future minimum lease payments are approximately as follows:

         Year Ending December 31,
               2004                    $29,715
               2005                    $31,201
               2006                    $32,761
               2007                    $34,399
               2008                     $8,703

Rent expense for the year ended December 31, 2003 was $27,416.

NOTE 7.  RELATED PARTY TRANSACTIONS

See Note 5 above.

NOTE 8.  MEMBERS' EQUITY

During 2003, the Company recorded members' contributions in the amount of $20,000. This contribution was in conjunction with the merger of D.W. Academy, Inc. d/b/a PC-Xperts! and Advanced PC Solutions (See Note 4).

NOTE 9.  GOING CONCERN

As reflected in the accompanying financial statements, the Company has a members' deficiency of $134,763 and a working capital deficiency of $246,226. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate additional revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that the actions presently being taken to raise additional capital and generate additional revenues provide the opportunity for the Company to continue as a going concern.

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

NOTE 10.  SUBSEQUENT EVENTS

(A) ACQUISITION AGREEMENT

On January 1, 2004, NetWorth, LLC was merged into NetWorth Systems, Inc., a Florida corporation. Any net income going forward will be taxed at standard U.S. corporate tax rates. NetWorth Systems, Inc. was an inactive corporation with no net assets. The transaction will be accounted for under the purchase method of accounting for entities under common control.

On March 8, 2004, the Company acquired 100% of the assets and liabilities of Brilliant Computers, a sole proprietorship existing under the laws of the state of Florida. The terms of the transaction include cash payments over the next three years of $118,600 and an equity component consisting of 1,300,000 shares of the Company's stock valued at $236,670. The members' equity was valued at the book value of the Company on the date of the merger. In exchange the assets and certain liabilities were transferred to the Company.

(B) ISSUANCE OF STOCK FOR SERVICES

In 2004, 1,366,667 shares of NetWorth System, Inc.'s common stock were issued for services rendered by consultants, attorneys and advisors. The shares were valued at $246,000, based on the value of services received.

(C) PURCHASE OF INTEREST IN CORPORATION FOR PROFESSIONAL CONSULTING SERVICES RENDERED

In March of 2004, L. Joshua Eikov received 4,718,333 shares of the stock of NetWorth Systems, Inc. in return for professional consulting services rendered. The shares were valued at $849,300, based on the value of services received. Mr. Eikov was also named CEO of the corporation.

(D) ISSUANCE OF STOCK TO EMPLOYEES

Between March and August of 2004, 915,000 shares of the NetWorth Systems, Inc. common stock were issued to employees. These shares were valued at $164,700.

(E) LETTER OF INTENT WITH COLMENA, INC.

On June 10, 2004, the Company signed a letter of intent with Colmena, Inc., a Delaware corporation publicly traded on the OTC Bulletin Board under the symbol CLME. Pursuant to the terms of the Letter, Colmena intends to acquire all of the securities of NetWorth Systems, Inc. in exchange for 75,000,000 shares of Colmena's common stock, which represents approximately 60% of their outstanding common stock as of the date of closing. As a result of this proposed transaction, NetWorth Systems, Inc. would become a wholly owned subsidiary of Colmena. The transaction will be treated for accounting purposes as a reorganization by NetWorth Systems, Inc. and as a recapitalization by Colmena, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders of:
D.W. Academy, Inc.
d/b/a/ PC-Xperts!

         We have audited the accompanying balance sheet of D.W. Academy, Inc. d/b/a/ PC-Xperts! as of December 31, 2002, and the related statements of operations and shareholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of D.W. Academy, Inc. d/b/a/ PC-Xperts! as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


WEBB & COMPANY, P.A.

Boynton Beach, Florida
August 16, 2004

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2002


                                     ASSETS
CURRENT ASSETS
  Cash                                                      $  35,920
  Accounts receivable, net                                     15,206
                                                            ---------
    TOTAL CURRENT ASSETS                                       51,126

PROPERTY AND EQUIPMENT, NET                                     9,280

OTHER NON CURRENT ASSETS                                        1,812
                                                            ---------

    TOTAL ASSETS                                            $  62,218
                                                            =========

                     LIABILITIES AND SHAREHOLDER DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                     $  59,527
  Deferred revenue                                             79,392
  Customer deposit                                             47,000
  Loans payable - related party                               135,509
  Notes payable                                                17,067
                                                            ---------
    TOTAL CURRENT LIABILITIES                                 338,495

SHAREHOLDER DEFICIENCY
  Common stock, $1.00 par value; 7,500 shares authorized;
    7,500 shares issued and outstanding                         7,500
  Additional paid in capital                                   18,099
  Accumulated deficit/Retained earnings                      (301,876)
                                                            ---------
    TOTAL SHAREHOLDER DEFICIENCY                             (276,277)

    TOTAL LIABILITIES AND SHAREHOLDER DEFICIENCY            $  62,218
                                                            =========

                See accompanying notes to financial statements.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

REVENUE
  Service                                                   $ 102,700
  Systems and software                                        413,294
                                                            ---------
    Total Revenue                                             515,994
                                                            ---------

COST OF GOODS SOLD                                            228,392
                                                            ---------

GROSS PROFIT                                                  287,602

OPERATING EXPENSES
  Compensation                                                148,600
  Rent                                                         46,286
  General and administrative expense                          142,010
                                                            ---------
    Total Operating Expenses                                  336,896
                                                            ---------

LOSS FROM OPERATIONS                                          (49,294)

OTHER INCOME (EXPENSE)
  Interest expense                                            (12,280)
                                                            ---------
    Total Other Income (Expense)                              (12,280)
                                                            ---------

NET LOSS                                                    $ (61,574)
                                                            =========


                See accompanying notes to financial statements.

                                    D.W. ACADEMY, INC.
                                          D/B/A
                                        PC-XPERTS!
                      STATEMENT OF CHANGES IN SHAREHOLDER DEFICIENCY
                           FOR THE YEAR ENDED DECEMBER 31, 2002




                                     COMMON STOCK    ADDITIONAL
                                  -----------------    PAID-IN    ACCUMULATED
                                  SHARES    AMOUNT     CAPITAL      DEFICIT       TOTAL
                                  ------  ---------   ---------    ---------    ---------
Balance, December 31, 2001         7,500  $   7,500   $  22,500    $(240,302)   $(210,302)
Distribution to shareholder           --         --      (4,401)          --       (4,401)
Net Loss, 2002                        --         --          --      (61,574)     (61,574)
                                  ------  ---------   ---------    ---------    ---------
BALANCE, DECEMBER 31, 2002         7,500  $   7,500   $  18,099    $(301,876)   $(276,277)
                                  ======  =========   =========    =========    =========


                     See accompanying notes to financial statements.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                    $ (61,574)
    Adjustments to reconcile net loss to net cash
     provided by operating activities:
      Depreciation                                              4,442
    Changes in operating assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                                      51,931
      Increase (decrease) in:
      Accounts payable                                        (10,302)
      Accrued expenses                                          8,231
      Customer deposits                                        47,000
      Deferred revenue                                          1,757
                                                            ---------
        Net Cash Provided By Operating Activities              41,485
                                                            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                           (1,055)
                                                            ---------
        Net Cash Used In Investing Activities                  (1,055)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from shareholder loans                              13,224
  Distribution to shareholder                                  (4,401)
  Payments on notes payable                                   (44,116)
                                                            ---------
        Net Cash Used In Financing Activities                 (35,293)
                                                            ---------

NET INCREASE IN CASH                                            5,137

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               30,783
                                                            ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $  35,920
                                                            =========
SUPPLEMENTAL CASH FLOW INFORMATION:

  Cash paid during the year for:
    Interest                                                $  12,280
                                                            =========


                See accompanying notes to financial statements.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION

D.W. Academy, Inc., d/b/a PC-Xperts!, (the "Company") was formed as an S-corporation under the laws of the State of Florida on December 10, 1999. The Company is engaged in providing networking and software development for businesses in the South Florida area. The Company also sells and services ERM software packages as a value added reseller.

(B) CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents also include demand deposits with banks.

(C) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

(E) INCOME TAXES

The shareholders of the Company have elected to be taxed as an S-corporation. Therefore, income or loss of the Company is taxed directly to the shareholder of the Company. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(F) BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

(G) REVENUE RECOGNITION

The Company recognizes revenue from services provided to customers as the services are provided and earned. Revenue is recognized on the sale of computer equipment and software upon delivery of the equipment and software, along with applicable licenses to customers. The Company also has contracts with customers for the maintenance of their networks, computers and systems. These contracts are for a set number of hours to be used within a specified period of time. The Company recognizes revenue on these hours on a monthly basis as the maintenance occurs.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002


(H) ADVERTISING COSTS

Advertising costs are expenses as incurred. Advertising expense totaled $9,200 for the year ended December 31, 2002.

(I) NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective prospectively for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

NOTE 2.  ACCOUNTS RECEIVABLE

The Company's allowance for doubtful accounts is based on management's estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be an amount sufficient to respond to normal business conditions. Management sets 100% reserves for customers in bankruptcy and other reserves based upon historical collection experience. Should business conditions deteriorate or any major customer default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact on operations. For the year ended December 31, 2002, the Company considers all accounts receivable fully collectable and therefore has not recorded a provision for doubtful accounts.

NOTE 3.  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2002:

         Office equipment                                   $  21,055
         Less: accumulated depreciation                       (11,775)
                                                            ---------
         Property and equipment, net                        $   9,280
                                                            =========

Depreciation expense for the year ended December 31, 2002 was $ 4,442.

NOTE 4.  SHAREHOLDER LOANS

The Company has received advances of funds for operations from a shareholder. The shareholder charges the Company the interest that is charged to him on these funds. The rate ranges from 7% to 9% and is variable based on the prime rate. At December 31, 2002, the amount due to the shareholder was $135,509.

NOTE 5.  NOTES PAYABLE

During 2000, the Company issued a 10% note payable of $135,000 due monthly with principal and interest of $4,536, through March 2003. The note is unsecured. At December 31, 2002, the outstanding balance is $17,067.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

(A) OPERATING LEASE

The Company leases office space, which requires base monthly payments of $3,300 through 2005.

Future minimum lease payments are approximately as follows:


         Year Ending December 31,
                  2003                         $41,000
                  2004                         $43,050
                  2005                         $30,286


Rent expense for the year ended December 31, 2002 was $46,286.

                               D.W. ACADEMY, INC.
                                      D/B/A
                                   PC-XPERTS!
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002


NOTE 7

RELATED PARTY TRANSACTIONS

See Note 4.

NOTE 8

SUBSEQUENT EVENTS

(A) ACQUISITION AGREEMENT

On March 10, 2003, the Company entered into an agreement with NetWorth, LLC, an inactive Florida corporation with no assets or liabilities, pursuant to which the Company exchanged all its shareholder interest for a 50% interest in the common stock of NetWorth, LLC.

(B) LEASE AGREEMENT

Pursuant to the above acquisition agreement, the lease in Note 4 was cancelled and the deposit was forfeited in March 2003.

WE  HAVE  NOT   AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER  PERSON TO PROVIDE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS      ABOUT      NETWORTH
TECHNOLOGIES,     INC.,    EXCEPT    THE
INFORMATION OR REPRESENTATIONS CONTAINED
IN THIS PROSPECTUS.  YOU SHOULD NOT RELY
ON   ANY   ADDITIONAL   INFORMATION   OR
REPRESENTATIONS IF MADE.

          -----------------------

This  prospectus  does not constitute an
offer to sell, or a  solicitation  of an
offer to buy any securities:                     ----------------------------

                                                          PROSPECTUS

                                                 ----------------------------
[_]  except the common stock offered by
     this prospectus;

[_]  in any jurisdiction in which the
     offer or solicitation is not authorized;   ________ SHARES OF COMMON STOCK

[_]  in any jurisdiction  where the dealer
     or other salesperson is not qualified
     to make the offer or solicitation;


[_]  to any person to whom it is unlawful          NETWORTH TECHNOLOGIES, INC.
     to make the offer or solicitation; or


[_]  to any person who is not a United
     States  resident  or who is outside
     the jurisdiction of the United States.              JANUARY __, 2005


The delivery of this prospectus or any accompanying sale does not imply that:

[_]  there have been no changes in the
     affairs of NetWorth  Technologies
     after the date of this prospectus; or

[_]  the  information contained in this
     prospectus is correct after the date
     of this prospectus.

          -----------------------

Until   _________,   2005  all   dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of NetWorth Technologies. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NetWorth Technologies pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee         $  1,666.63
         Printing and Engraving Expenses                             $  2,500.00
         Accounting Fees and Expenses                                $ 15,000.00
         Legal Fees and Expenses                                     $ 50,000.00
         Miscellaneous                                               $ 15,833.37

         TOTAL                                                       $ 85,000.00

RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following securities in the past three years without registering them under the Securities Act of 1933:


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
   2002:      COMMON
              STOCK
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                     36,904  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                    991,962  Edward C. Dmytryk        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                    175,212  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                  1,022,978  Vanessa H. Lindsey       Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                    873,017  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Deutsche Financial
  June 13                  2,500,000  Services                 Settlement of Claim            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 13                  1,000,000  Prime Source Leasing     Settlement of Claim            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Strategica Services
  June 13                  1,039,045  Corp.                    Settlement of Claim            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  August 6                    53,147  Vanessa H. Lindsey       Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  August 6                    28,571  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  August 6                    28,906  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  August 6                   100,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 21                    52,547  Vanessa H. Lindsey       Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 21                     8,333  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 21                    11,111  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 21                    50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    39,500  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    51,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    53,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    39,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    47,000  Vanessa H. Lindsey       Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    53,000  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 21                    54,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 29                    70,000  Charles J. Champion      Exercise of Warrants           None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 29                    55,058  Charles J. Champion      Exercise of Warrants           None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 4                   74,567  Vanessa H. Lindsey       Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 4                   13,333  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 4                   16,667  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 4                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   15,500  Vanessa H. Lindsey       Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   18,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   17,000  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   17,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 4                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 October 9                    15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    20,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 9                    10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
 October 9                   120,571  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 9                    23,143  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 9                    28,571  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 9                    50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
November 19                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   20,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 19                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
November 19                  226,350  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 19                   47,500  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 19                   50,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 19                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 December 6                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   17,000  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   20,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 December 6                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
 December 6                  153,200  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 December 6                   70,000  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 December 6                  100,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 December 6                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family            Conversion of Class
December 23               52,019,977  Spendthrift Trust        A Bonds                        None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Settlement Agreement
                                      Strategica Services      Anti-dilution
December 23                6,289,449  Corporation              Provision                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
December 24               19,381,549  Spendthrift Trust        Conversion of Loans            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
December 31                   16,000  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   18,000  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   22,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   13,500  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   20,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
December 31                   53,867  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   24,333  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   33,333  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
              COMMON
   2003:      STOCK
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 6                 1,000,000  USA Boating Sales, inc   Private Placement           $10,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 6                 1,000,000  Team National, Inc.      Private Placement           $10,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 6                   180,000  G. Richard Chamberlin    Private Placement            $1,800          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 6                    70,000  Roxene Chamberlin        Private Placement              $700          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 6                   500,000  Daniel J. Dugan          Private Placement            $5,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 January 31                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   18,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   18,000  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   17,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 January 31                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
 January 31                   81,454  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 31                   30,909  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 31                   36,363  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 January 31                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
February 12                  300,000  Robert Gigliotti         Private Placement            $3,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
February 14                  795,000  Spendthrift Trust        Private Placement            $7,950          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
February 14                    5,000  Tina Dixon-Stokes        Private Placement               $50          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Calvo Family             Conversion of
February 20                4,856,300  Spendthrift Trust        Preferred Stock                None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Coast to Coast           Contract for
February 24                  100,000  Financial Group, Inc.    Consulting Services            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
February 28                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   25,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   22,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
February 28                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
February 28                   25,250  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
February 28                   18,750  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
February 28                   25,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
February 28                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  March 10                     5,000  Tina Dixon-Stokes        Private placement               $50          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  March 20                    90,666  Charles Champion         Exercise of Warrants         $1,813          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
  March 31                    15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    20,000  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  March 31                    10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
  March 31                    19,800  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  March 31                    37,750  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  March 31                    25,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  March 31                    50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
  April 14                    35,891  Spendthrift Trust        Private Placement           $358.91          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
  April 30                    15,500  Spendthrift Trust        Exercise of Warrants           $155          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    19,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    13,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    17,500  Charles J. Champion      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    16,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
  April 30                    15,466  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                    22,222  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                    22,222  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                    50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
   May 6                     495,000  Spendthrift Trust        Private Placement            $4,950          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
   May 31                     15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     16,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
   May 31                     16,800  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
   May 31                     32,400  Kevin W. Dornan          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
   May 31                     40,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
   May 31                     50,000  Anthony Q. Joffe         Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family
  June 30                     15,500  Spendthrift Trust        Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 30                     17,500  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  June 30                     21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  June 30                     18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  June 30                     16,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  June 30                     10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
  June 30                     16,800  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  June 30                     32,400  Kevin W. Dornan          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 30                     40,000  Adam Wasserman           Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  June 30                     50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
   July 3                    445,000  Spendthrift Trust        Private Placement            $4,450          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
   July 3                    105,000  Blue Lake Capital Corp.  Private Placement            $1,050          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Tucker Family
  July 31                    110,000  Spendthrift Trust        Private Placement            $1,100          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
  July 31                     15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  July 31                     17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  July 31                     21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  July 31                     18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  July 31                     16,500  G. Richard Chamberlain   Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  July 31                     10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  July 31                     49,334  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  July 31                     66,667  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  July 31                     50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      GE Commercial
                                      Distribution Financial   Conversion of Class
 August 11                 4,000,000  Corp.                    A Bonds                        None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 August 31                    15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 31                    40,000  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 31                    66,667  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 31                    50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Edith Shugarman Family
September 26               2,500,000  Trust                    Private Placement           $25,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
September 30                  15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 30                  17,455  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 30                  36,364  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 30                  50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 October 31                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   10,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 31                   35,200  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 31                   40,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 31                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
November 30                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   10,000  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 30                   24,000  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 30                   40,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 30                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
December 31                   15,500  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   10,000  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   30,000  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   50,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   50,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
              COMMON
   2004:      STOCK
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                    20,500  Lindsey Family           Services as Board              None          None       4(2)
                                      Spendthrift Trust        Member
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    42,000  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    70,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
  April 30                    62,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                    71,500  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                   200,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
  April 30                   200,000  Anthony Q. Joffe         Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Edith Shugarman Family
 August 10                 1,500,000  Trust                    Private Placement           $15,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Lindsey Family           Services as Board
 August 20                   142,000  Spendthrift Trust        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                   177,000  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                   155,000  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                    46,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                    27,500  Edward C. Dmytryk        Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                   230,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                    51,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 20                    45,500  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 20                   175,000  Kevin W. Dornan          Services as Counsel            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 20                   200,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 20                   200,000  Adam Wasserman           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                12,962,935  L. Joshua Eikov          Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                12,962,935  Benjamin Filippelli      Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                12,962,935  Daniel White             Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                12,962,935  William White            Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                 2,472,619  April Green              Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   686,839  Jeff Klein               Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   686,839  Irwin Newman             Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   457,893  Ken Pollock              Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                      Sales & Marketing        Reorganization
 August 20                 1,879,713  Group of South Florida   Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   686,839  Ed Beddow                Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   274,735  David Van Vort           Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   274,735  Jason Cooper             Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                   686,839  John Won                 Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                    13,737  Dan Trombly              Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Pursuant to
                                                               Reorganization
 August 20                    27,474  Chris Fox                Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                      Jeff Klein, Escrow       Pursuant to
                                      Agent for NetWorth       Reorganization
 August 20                15,000,000  Systems                  Agreement                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as
                                                               Consultant for due
 August 23                 2,000,000  Anthony Q. Joffe         diligence                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as
                                                               Consultant for due
 August 23                   500,000  Robert S. Gigliotti      diligence                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as
                                                               Consultant for due
 August 23                 2,000,000  Lawrence R. VanEtten     diligence                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as
                                                               Consultant for due
 August 23                 2,000,000  L. Joshua Eikov          diligence                      None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    15,000  L. Joshua Eikov          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 August 31                    15,000  William White            Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 August 31                    15,000  April J. Green           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  15,000  L. Joshua Eikov          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
September 30                  15,000  William White            Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
September 30                  15,000  April J. Green           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   15,000  L. Joshua Eikov          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
 October 31                   15,000  William White            Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
 October 31                   15,000  April J. Green           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------


                          AMOUNT OF
                          SECURITIES                           NATURE OF                            UNDERWRITING  EXEMPTION
              TITLE OF    (NUMBER                              CONSIDERATION (SEE      AMOUNT OF    DISCOUNTS &   RELIED
DATE          SECURITIES  OF SHARES)  PRINCIPAL SUBSCRIBER     NOTES BELOW CHART)    CONSIDERATION  COMMISSIONS     UPON
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   15,000  L. Joshua Eikov          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
November 30                   15,000  William White            Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
November 30                   15,000  April J. Green           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   17,500  Anthony Q. Joffe         Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   21,500  Robert S. Gigliotti      Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   18,000  Lawrence R. VanEtten     Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   15,000  L. Joshua Eikov          Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
                                                               Services as Board
December 31                   15,000  William White            Member                         None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
December 31                   15,000  April J. Green           Services as Officer            None          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------

January 20,               3,3133,000  William and Mary Ballay  Private Placement           $40,000          None       4(2)
2005
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                       1,953,125  Todd Overton             Private Placement           $25,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                       1,171,875  David Luther             Private Placement           $15,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                         781,250  Jack Hargiss             Private Placement           $10,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                         781,250  John Andromidas          Private Placement           $10,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                       7,812,500  Luca Minna               Private Placement          $100,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------
January 20,
2005                       1,953,125  Vintage Filings, LLC     Private Placement           $25,000          None       4(2)
------------- ----------- ----------- ------------------------ --------------------- -------------- ------------- ----------



INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION                                          LOCATION
-----------   ---------------------------------------------------  ----------------------------------------------------
3.1           Articles of Amendment to the Articles of             Incorporated by reference to the Company's
              Incorporation                                        Form 10-QSB filed on February 23, 1996

3.2           By-Laws                                              Incorporated by reference to the Company's
                                                                   Form 10-KSB for the fiscal year ended
                                                                   September 30, 2000, filed on September 30, 2001

3.3           Certificate of Renewal and Revival of Charter        Incorporated by reference to the Company's Form
              dated August 13, 2001                                10-KSB for September 30, 2001

4.1           Yankees Warrant Agreement effective January 5, 1999  Filed as an exhibit to our Company's Report on
                                                                   Form 10-KSB for the fiscal year ended
                                                                   September 30, 1998, bearing the exhibit
                                                                   designation number shown above, incorporated by
                                                                   reference herein as permitted by Commission
                                                                   Rule 12b-23

4.2           Yankees Amended Warrant Agreement dated December     Filed as an exhibit to our Company's Report on
              30, 1999                                             Form 10-KSB for the fiscal year ended

                                                                   September 30, 1998, bearing the exhibit designation
                                                                   number shown above, incorporated by reference herein
                                                                   as permitted by Commission Rule 12b-23

4.3           Class A, Series A, Convertible Bond dated December   Filed as an exhibit to our Company's Report on
              31, 2001                                             Form 10-KSB for the fiscal year ended September 30,
                                                                   1999, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23


EXHIBIT NO.   DESCRIPTION                                          LOCATION
-----------   ---------------------------------------------------  ----------------------------------------------------
4.4           Our Company's 2002  non-qualified  Stock Option &    Filed as an exhibit to our Company's Report on
              Stock Incentive Plan dated February 15, 2002         Form 10-KSB/A for the fiscal year ended September 30,
                                                                   2001, bearing the exhibit number shown above;
                                                                   incorporated by referenced herein as permitted by
                                                                   Commission Rule 12b-23

4.5           Promissory Note issued to Cornell Partners in the    Filed herewith
              amount of $190,000

5.1           Opinion from Kirkpatrick & Lockhart LLP              Provided herewith

10.1          Standby Equity Distribution Agreement dated          Provided herewith
              October 6, 2004 with Cornell Capital Partners, LP

10.2          Registration Rights Agreement dated October 6,       Provided herewith
              2004 with Cornell Capital Partners, LP

10.3          Escrow Agreement dated October 6, 2004 with          Provided herewith
              Cornell Capital Partners, LP

10.4          Placement Agent Agreement dated October 6, 2004      Provided herewith
              with Cornell Capital Partners, LP and Newbridge
              Securities Corporation

10.5          Securities Purchase Agreement dated November 18,     Filed as an exhibit to the Company's Form 8-K
              2004 with Advantage Capital Development Corp.        filed November 24, 2004


10.6          Secured Convertible Debenture dated November 18,     Filed as an exhibit to the Company's Form 8-K
              2004                                                 filed November 24, 2004

10.7          Investor Registration Rights Agreement dated         Filed as an exhibit to the Company's Form 8-K
              November 18, 2004 by and among the Company and       filed November 24, 2004
              Investors


10.8          Security Agreement dated November 18, 2004           Filed as an exhibit to the Company's Form 8-K
              by and among the Company and Investors               filed November 24, 2004

10.9          Escrow Agreement with Butler Gonzalez, LLP dated     Filed as an exhibit to the Company's Form 8-K
              November 18, 2004                                    filed November 24, 2004

10.10         Reorganization Agreement dated August 20, 2004       Incorporated by reference to Exhibit 10.1 of the
              between Colmena and NetWorth Systems, Inc.           Company's 8-K filed on August 27, 2004

10.11         Employment Agreement with Joshua Eikov               Provided herewith

10.12         Yankees Amended Consulting Agreement dated January   Filed as an exhibit to our Company's Report on
              2, 2000                                              Form 10-KSB for the fiscal year ended September 30,
                                                                   1998, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.13         Agreement to Serve as Corporate Secretary between    Filed as an exhibit to our Company's Report on
              Vanessa Lindsey and our Company dated January 3,     Form 10-KSB for the fiscal year ended September 30,
              2000                                                 1998, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23


EXHIBIT NO.   DESCRIPTION                                          LOCATION
-----------   ---------------------------------------------------  ----------------------------------------------------
10.14         Employment Agreement between Anthony Q. Joffe and    Filed as an exhibit to our Company's Report on
              our Company dated January 3, 2000                    Form 10-KSB for the fiscal year ended September 30,
                                                                   1998, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.15         Strategic Consulting Agreement with Yankees dated    Filed as an exhibit to our Company's Report on
              January 4, 2001                                      Form 10-QSB for the fiscal year ended December 31,
                                                                   1998, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.16         Clarification Agreement dated July 6, 2001 to the    Filed as an exhibit to our Company's Report on
              Reorganization Agreement with Richard C. Peplin,     Form 10-KSB for the fiscal year ended
              Jr., signed on March 25, 1999                        September 30, 1999, bearing the exhibit
                                                                   designation number shown above, incorporated by
                                                                   reference herein as permitted by Commission
                                                                   Rule 12b-23
10.17         Employment Agreement between Edward D. Dmytryk and   Filed as an exhibit to our Company's Report on
              our Company dated July 19, 2001                      Form 10-KSB for the fiscal year ended September 30,
                                                                   1999, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.18         Employment Agreement between Vanessa H. Lindsey      Filed as an exhibit to our Company's Report on
              and our Company dated July 19, 2001                  Form 10-KSB for the fiscal year ended September 30,
                                                                   1999, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.19         Engagement Agreement between Kevin W. Dorman and     Filed as an exhibit to our Company's Report on
              our Company dated July 19, 2001                      Form 10-KSB for the fiscal year ended September 30,
                                                                   1999, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.20         Loan Agreement, Security Agreement, Promissory       Filed as an exhibit to our Company's Report on
              Note between our Company and Yankees dated           Form 10-KSB for the fiscal year ended September 30,
              September 24, 2001                                   2001, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.21         Settlement Agreement with Strategica Services        Filed as an exhibit to our Company's Report on
              Corporation dated December 31, 2001                  Form 10-KSB for the fiscal year ended September 30,
                                                                   1999, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as permitted
                                                                   by Commission Rule 12b-23

10.22         Loan Agreement, Security Agreement, Promissory       Filed as an exhibit to our Company's Report on
              Note between our Company and Yankees, LLC dated      Form 10-QSB for the fiscal year ended December 31,
              January 2, 2002                                      2001, bearing the exhibit designation number shown
                                                                   above, incorporated by reference herein as
                                                                   permitted by Commission Rule 12b-23


EXHIBIT NO.   DESCRIPTION                                          LOCATION
-----------   ---------------------------------------------------  ----------------------------------------------------
10.23         Service Agreement with Vintage Filings, LLC dated    Filed herewith
              December 13, 2004

10.24         Letter Agreement with Vintage NewsWire, LLC dated    Filed herewith
              December 13, 2004

14.1          Code of Ethics                                       Filed herewith

16.1          Letter re: Change in Independent Auditors from       Incorporated by reference as Exhibit 16.1 to the
              Salberg & Company, PA.                               Company's 8-K filed on November 8, 2004

23.1          Consent of Kirkpatrick & Lockhart LLP                Incorporated by reference to Exhibit 5.1

23.2          Consent of Webb & Company, P.A.                      Provided herewith

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 27, 2005.

Date: January 27, 2005                       NETWORTH TECHNOLOGIES, INC.

                                             By: /s/ L. Joshua Eikov
                                               ---------------------------------
                                               Name:  L.  Joshua Eikov
                                               Title: Chief  Executive Officer
                                                      and Director


                                             By: /s/ April J. Green
                                               ---------------------------------
                                               Name:  April J. Green
                                               Title: Chief Financial Officer
                                                      and Principal Accounting
                                                      Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Eikov his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly singed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


       SIGNATURE                      TITLE                       DATE


/s/ Anthony Q. Joffe
--------------------------
Anthony Q. Joffe                Chairman of the Board        January 27, 2005


/s/ Lawrence Van Etten
--------------------------
Lawrence Van Etten              Director                     January 27, 2005


/s/ William O. White
--------------------------
William O. White                Director                     January 27, 2005


/s/ Robert Gigliotti
--------------------------
Robert Gigliotti                Director                     January 27, 2005